SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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    IBERIABANK CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2011

Meeting

and

Proxy Statement

April 8, 2011

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held at the Windsor Court Hotel (La Chinoiserie – 23rd Floor), 300 Gravier Street, New Orleans, Louisiana, on Friday, May 6, 2011 at 10:00 a.m., Central Time (the “Meeting”).

The matters to be considered by shareholders at the Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2010. Directors and officers of the Company, as well as representatives of the Company’s independent registered public accounting firm, will be present to respond to any questions shareholders may have.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages those entitled to vote at the Meeting to take the time to do so. We hope you will attend the Meeting. Whether or not you expect to be personally present, please vote your shares by signing, dating and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the Meeting.

Even though you execute this proxy, vote by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by voting in person at the Meeting. If you attend the Meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us. We appreciate your prompt attention to this matter, and your continued support of, and interest in IBERIABANK Corporation.

Sincerely,

Daryl G. Byrd

President and Chief Executive Officer

Phone 337-521-4012 — FAX 337-521-4021 — 200 West Congress Street — Post Office Box 52747 — Lafayette, LA 70505-2747

IBERIABANK CORPORATION

200 West Congress Street

Lafayette, Louisiana 70501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation will be held at the Windsor Court Hotel (La Chinoiserie – 23rd Floor), 300 Gravier Street, New Orleans, Louisiana, on Friday, May 6, 2011 at 10:00 a.m., Central Time (the “Meeting”), for the purpose of considering and acting on the following:

1.	election of three directors for three-year terms expiring in 2014;

2.	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	approval of proposed amendments to the 2010 Stock Incentive Plan to (i) increase the shares of common stock available for issuance thereunder by 900,000 shares, to a maximum of 1,400,000 shares, and (ii) increase the shares of common stock available for issuance thereunder as full value awards by 450,000 shares, to a maximum of 700,000 shares;

4.	approval of a non-binding advisory resolution to approve the compensation of named executive officers;

5.	approval of a non-binding advisory resolution on the frequency of future advisory votes on the compensation of named executive officers; and

6.	such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 25, 2011 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

George J. Becker III

Secretary

Lafayette, Louisiana

April 8, 2011

Important Notice Regarding the Availability of Proxy Materials for the

2011 Annual Meeting of Shareholders to be held on May 6, 2011

This Notice and Proxy Statement, the Company’s 2010 Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 are available electronically at http://www.iberiabank.com/pdf/proxy2011.pdf

Whether or not you expect to attend the Meeting, please vote by Internet, or telephone, or complete the enclosed proxy and return promptly in the envelope provided. If you vote by Internet or telephone, use the instructions on the enclosed proxy card. If you attend the Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

IBERIABANK CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2011

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors for use at the 2011 Annual Meeting of Shareholders to be held on May 6, 2011, and at any adjournments or postponements thereof.

Your proxy will be voted in the manner you specify if you vote properly and timely by the Internet or telephone, or if you complete and return the enclosed proxy card. You may revoke your proxy by notifying our Secretary in writing, by delivering a properly executed proxy of later date (either in writing, telephonically or via the Internet) to the Secretary at or before the meeting, or by voting in person at the meeting.

This proxy statement was mailed to each shareholder of record at the voting record date, on or about April 8, 2011.

VOTING

The presence, in person or by proxy, of the holders of a majority of our total voting power will constitute a quorum at the meeting. Only shareholders of record at the close of business on March 25, 2011, are entitled to notice of, and to vote at, the meeting. On that date, 26,986,385 shares of common stock, par value $1.00 per share, were outstanding.

Directors are elected by a plurality of the votes cast (Proposal I). The affirmative vote of a majority of the votes actually cast is required: (i) to ratify the appointment of the independent registered public accounting firm (Proposal II), (ii) to approve the proposed amendments to the 2010 Stock Incentive Plan (Proposal III), (iii) to approve the advisory resolution on executive compensation (Proposal IV), and (iv) to approve the advisory resolution on frequency of advisory votes on executive compensation (Proposal V).

Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors (Proposal I). If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. Shareholders may vote “FOR”, “AGAINST”, or “ABSTAIN”: (i) on Proposal II to ratify the appointment of the independent registered public accounting firm, (ii) on Proposal III to approve the proposed amendments to the 2010 Stock Incentive Plan, (iii) on Proposal IV to approve an advisory resolution on executive compensation, and (iv) on Proposal V to approve an advisory resolution on frequency of votes on executive compensation. If you abstain from voting on Proposal II, III, IV or V, your shares will be counted as present for purposes of establishing a quorum, but will not be counted as a vote cast for the proposal and will have no effect on the proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum, and will be voted “FOR” each director nominee and “FOR” each of Proposal II, III, IV and V.

A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have discretionary authority to vote and has not received specific instructions from you. Under the rules of the New York Stock Exchange, if your broker holds shares in your name and delivers this proxy statement to you, the broker generally has authority to vote the shares on “routine” matters. Proposal II is a matter we believe will be considered “routine”; even if the broker does not receive instructions from you, the broker is entitled to vote your shares in connection with the proposal. The other proposals (I, III, IV and V) are matters we believe will be considered “non-routine”; the broker is not entitled to vote your shares without instructions.

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the meeting and with respect to any other matter presented to the meeting if notice of such matter has not been delivered to us in accordance with our Articles of Incorporation. Except for procedural matters incident to the conduct of the meeting, we do not know of any other matters that are to come before the meeting. If any other matters are properly brought before the meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

Each share of common stock is entitled to one vote. Shares may not be voted at the meeting unless the record owner is present or represented by proxy. A shareholder can be represented through the return of a physical proxy or by utilizing Internet or telephone voting procedures. These procedures are designed to authenticate shareholders by use of a control number and allow shareholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the meeting, if you later decide to attend and vote in person.

Participants in our Retirement Savings Plan will receive a proxy card for the common stock owned through this plan. Award recipients in the Recognition and Retention Plan also will receive a proxy card for the unvested portion of shares held in this plan. These proxy cards will serve as voting instruction cards for the plan trustees.

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Georgeson, Inc. will assist in the solicitation of proxies. We will pay Georgeson a fee of approximately $7,000, plus reimbursement of certain out-of-pocket expenses, and will indemnify Georgeson against any losses arising out of Georgeson’s proxy solicitation services on our behalf. Additional solicitations may be made by telephone, facsimile or other contact by certain of our directors, officers, other regular employees or agents, none of whom will receive additional compensation for their proxy solicitation efforts. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding materials to the beneficial owners of shares held of record by others.

PROPOSAL I – ELECTION OF DIRECTORS

Directors and Nominees

Our Articles of Incorporation provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. At the meeting, shareholders will be asked to elect one class of directors, consisting of three directors, for three-year terms expiring in 2014. The nominees of the Nominating and Corporate Governance Committee of the Board of Directors are currently directors and have not been nominated pursuant to any other arrangement or understanding with any person. Shareholders are not entitled to cumulate their votes for the election of directors.

Our Bylaws currently provide for a Board of nine persons. The eligibility age limit under our Bylaws for the nomination and election of directors is 73 years.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted “FOR” the election of the three nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Nominating and Corporate Governance Committee. At this time, the Nominating and Corporate Governance Committee knows of no reason why any of the nominees might be unable to serve, if elected.

Consistent with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committees seeks to nominate candidates with diverse experiences and perspectives and who have both the ability to contribute to some or various aspects of our business and a willingness to make the significant commitment of time and effort required of our directors. Community involvement and leadership are important criteria for our Board members. Each of the nominees listed below possess these attributes.

Nominees For Terms To Expire in 2014

Harry V. Barton, Jr.

•	Resides in Lafayette, LA
•	Director Since 1993
•	56 Years of Age
•	Independent
•	Committees: Audit (Chairman) and Nominating and Corporate Governance

Barton is the owner of Barton Advisory Services, LLC and Harry V. Barton CPA, LLC where he is a Registered Investment Advisor and Certified Public Accountant. In 2009, he earned the AICPA designation of Personal Financial Specialist. Barton has over 30 years of experience in the accounting industry. His expertise in the industry includes audit, review and compilation of financial statements, as well as the preparation of individual and corporate tax returns and tax planning for business and high net worth clients. He is also experienced in consulting and advising on business mergers and acquisitions.

A native of Baton Rouge, Louisiana, Barton is a graduate of the University of Louisiana at Lafayette where he earned his Bachelor of Science in Business Administration. He is a Member of the American Institute of Certified Public Accountants, Personal Financial Planning Section, Tax Section, State Society of Louisiana CPAs and the Greater Lafayette Chamber of Commerce. He has been a member of the State Society of Louisiana CPAs Business Consulting and Personal Financial Planning Committees and served on the Board of the Lafayette General Hospital Membership Corporation. He has also served as past Chairman of the Community Foundation of Acadiana – Professional Advisors Sub-Committee.

Mr. Barton’s accounting and investment advisory experience, as well as his contacts in the local community, are among his qualifications to serve on the Board of Directors and as Chairman of the Audit Committee, and provide significant value to the Board.

E. Stewart Shea III

•	Resides in New Iberia, LA
•	Director Since 1990
•	59 Years of Age
•	Independent
•	Committees: Compensation (Chairman), Nominating and Corporate Governance

Shea began his career working for Houston based M.W. Kellogg, which was a company specializing in heavy industrial construction. In 1975, he joined The Bayou Companies, LLC, a 65-year-old fourth generation family owned and operated business which provides various services to the domestic and international oil and gas pipeline industry and is headquartered at the Port of Iberia in New Iberia, Louisiana; Bayou Coating, LLC, headquartered in Baker, Louisiana which specializes in the application of external corrosion and internal flow assurance coatings to the domestic and international oil and gas pipeline markets, and Commercial Coating Services International, based in Conroe, Texas which offers custom coating, field applied girth weld services and lubricity coatings for the expanded tubular market, and are both subsidiaries of Bayou. During his last fifteen years with the company, he served in the capacity of Managing Partner for all of the Bayou affiliated entities and also sat on the Board of Directors. The company was sold to a publicly traded company in February 2009 in an asset based transaction; Mr. Shea continues to manage the remaining stock company now known as Bayou Holdings Company, LLC. He is also actively involved in other investments.

Shea has served on the IBERIABANK Board of Directors since 1990 and currently serves as Vice-Chairman of the Board, Chairman of the Compensation Committee and Co-Chairman of IBERIABANK’s New Iberia Advisory Board. He earned a Bachelor of Science degree in Construction Technology and his Masters in Business Administration from Louisiana State University. Shea has been civically involved in the New Iberia and Acadiana communities and has served as past Chairman of The Iberia Industrial Development Foundation and the Port of Iberia Business Association; he has served on the Boards of Epiphany Day School and Catholic High School and also served as Past Section Leader for the United Way. He currently sits on the Board of the Community Foundation of Acadiana.

Shea was on the Board of, and served as Chairman of, INGAA (Interstate Natural Gas Association of America), an organization that speaks for the pipeline companies that are in the business of transporting natural gas. This affiliation, along with his 35 years of experience in owning and managing an oil and gas service company, gives Shea additional insight and connectivity into the communities and markets that IBERIABANK serves.

Mr. Shea’s business experience and contacts both in the oil and gas pipeline industry and in the communities and markets served by IBERIABANK, as well as his long-term relationship with and service to IBERIABANK, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

David H. Welch

•	Resides in Lafayette, LA
•	Director Since 2005
•	62 Years of Age
•	Independent
•	Committees: Risk Management (Chairman), Nominating and Corporate Governance, Audit and Compensation

Welch is President and Chief Executive Officer of Stone Energy Corporation. He joined Stone Energy in mid-2004 and has repositioned the company for long-term growth in the Gulf Coast, Appalachia and the Rockies. Stone Energy now has an extensive prospect inventory in the Gulf of Mexico owning 188 outer continental shelf blocks, 64 deepwater blocks, as well as 75,000 net acres in Appalachia and 75,000 net acres in the Rockies. Prior to joining Stone Energy, Welch held many executive positions with Amoco and later BP. His expertise in the energy industry provides us with insight into this opportunistic field.

Welch studied petroleum engineering at Louisiana State University and Colorado School of Mines, economics and chemical engineering at Tulane, and business at Harvard. He completed a doctoral dissertation entitled “World Oil Market Economics”. He has testified on multiple occasions before the U.S. Senate on energy related issues. An expert in the professional industry he serves, Welch serves as a Director of Stone Energy Corporation, past chairman of the Offshore Energy Center, an executive director of the National Ocean Industries Association, a trustee of the Nature Conservancy and a director of Louisiana Association of Business and Industry. He is also committed to his local community where he is the immediate past chairman of the Greater Lafayette Chamber of Commerce and as 2011 Chairman of the United Way of Acadiana.

Mr. Welch’s experience and relationships in the energy industry and his experience as Chief Executive Officer of a publicly traded company are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Directors Whose Terms Expire in 2012

Ernest P. Breaux, Jr.

•	Resides in: New Iberia, LA
•	Director Since 1999
•	66 Years of Age
•	Independent
•	Committees: Investment (Chairman), Risk Management and Nominating and Corporate Governance

Breaux has been the Chairman and Chief Executive Officer of Ernest P. Breaux Electrical, Inc., an electrical contracting company, since 2004. The company, headquartered in New Iberia, Louisiana, specializes in all fields of electrical instruction. The company’s geographical coverage includes Louisiana, Texas, Mississippi, Alabama, Florida, Arkansas, Oklahoma, Tennessee, Colorado and New Mexico. Breaux’s knowledge in the industry serves him well as the primary liaison between the directors, shareholders and the President. Breaux is also Chairman and Chief Executive Officer of Equipment Tool Rental & Supply, Inc., Iberia Investment Group, LLC, and Iberia Investments Land Holdings, LLC. On October 1, 2010, Breaux retired from Ernest P. Breaux Electrical, Inc. and Iberia Investment Group, LLC.

A native of New Iberia, Louisiana, Breaux is heavily involved in the electrical industry and within the communities he serves. He is an active member of the Institute of Electrical & Electronic Engineers, Louisiana Engineering Society (Registered Engineer), Associated Builders and Contractors (Past President) and the Iberia Industrial Development Foundation (Past Chairman). He is also a past member of the National Joint Apprenticeship Training Committee, Education Industry & Business Council (Past Co-Chairman), State of Louisiana Licensing Board for Contractors, State of Louisiana Work Force Development (under Governor Mike Foster) and the Vision 2000 Commission (City of New Iberia, Louisiana).

His honors include the Patterson Award as Outstanding Electrical Apprentice of Southwest Chapter of NECA (NJATC) in 1967, Merit Shop Man of the Year (Associated Builders and Contractors) in 1992, the Integrity Award (Lafayette Better Business Bureau) in 1997, Outstanding Service as Chairman of Education, Industry and Business (Iberia Industrial Development Foundation) in 2001, Beam Club Award Recipient (ABC) in 2002 and the A.B. Paterson Medal for an Engineer in Management in 2005.

From 2001-2004, Breaux was Regional Operating Officer for Regions 1, 4 and Gulf Plains of Integrated Electrical Services, Inc. (“IES”). In August 2007, the Securities and Exchange Commission (“SEC”) filed a complaint in the Southern District of Texas, Houston Division, against IES and certain of its former officers and employees, including Breaux. The complaint alleged that the former officers and employees aided and abetted IES’ violations of Sections 13(a) and 13(b) (2)(A) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1, and 13a-13 thereunder. On August 30, 2007, Breaux, without admitting or denying the alleged disclosure and accounting violations, agreed to settle the SEC’s action by consenting to a permanent injunction against future violations.

Mr. Breaux’s business experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Daryl G. Byrd

•	Resides in Lafayette, LA
•	Director Since 1999
•	56 Years of Age
•	Not Independent

Byrd is President and Chief Executive Officer of IBERIABANK Corporation and IBERIABANK headquartered in Lafayette, Louisiana. He also serves on the board of directors for both organizations.

A native of Columbia, South Carolina, Byrd began his banking career with Trust Company Bank of Georgia (now Sun Trust) in 1980. In 1985, he moved from North Carolina having worked for BB&T, to Louisiana to lead commercial lending activities for First National Bank of Lafayette, a subsidiary of First Commerce Corporation. In 1990, Byrd was named President and CEO of Rapides Bank and Trust Company in Alexandria, another First Commerce Corporation bank. In 1992, he moved to First National Bank of Commerce, the lead bank for First Commerce Corporation, as executive vice president in charge of the commercial banking and mortgage banking groups. During his tenure in New Orleans with First Commerce, he also managed the strategic development for multiple businesses and had responsibility for other business lines and support functions. Following the First Commerce/Bank One merger, Byrd was named President and CEO of Bank One, Louisiana, New Orleans region. He joined IBERIABANK in mid-1999.

Byrd has held leadership positions in numerous civic organizations in Lafayette, Alexandria, and New Orleans. He is currently a Member of the Board of Trustees for Eaglebrook School (Deerfield, Mass.), serves on the Board of A.B. Freeman School of Business Council (Tulane University) and serves on the Executive Board of Advisors and Board of the Louisiana State University E.J. Ourso College of Business Administration. He serves on the Board of the Louisiana Association of Business and Industry and the Greater New Orleans Foundation. Byrd is the Federal Advisory Council representative for the Sixth District of the Federal Reserve System and is a member of the Federal Advisory Council, which is composed of 12 representatives of the banking industry and consults with and advises the Board of Governors of the Federal Reserve System on all matters within the Board’s jurisdiction. Byrd is also a member of the Committee of 100. He was recognized by the University of Alabama in Birmingham as the MBA Distinguished Alumnus in 2001 and has been a member of the World Presidents’ Organization – Louisiana Chapter since 2004.

In the past, he has chaired the United Way Campaigns in Acadiana, Central Louisiana, and New Orleans. He has also served on the Board of the Lafayette Downtown Development Authority, the Board for the Lafayette Chamber of Commerce, and the boards and executive committees of the New Orleans Chamber of Commerce and the Alexandria Chamber of Commerce. Finally, he has previously served on the Acadiana Arts Council, the United Way of Acadiana Board, the Rapides Educational Endowment Fund, the American Red Cross, the Salvation Army, the Acadiana Symphony Orchestra, the Friends of the New Orleans Center of Creative Arts (N.O.C.C.A.) and the New Orleans Museum of Art boards.

Byrd earned a Bachelor of Science degree in Business Administration from Samford University in 1976 and a Master of Business Administration degree from the University of Alabama at Birmingham in 1978.

Mr. Byrd’s banking experience, his knowledge of our products and services and the regulatory environment in which we operate, as well as his relationships in the banking and financial industries, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

John N. Casbon

•	Resides in New Orleans, LA
•	Director Since 2001
•	62 Years of Age
•	Independent
•	Committees: Risk Management and Nominating and Corporate Governance

Casbon serves as Executive Vice President of First American Title Insurance Company and CEO and President of First American Transportation Title Insurance Company, a member of The First American Corporation (NYSE: FAF) family of companies. He has been associated with First American for over 30 years. The transportation company is headquartered in New Orleans, Louisiana, which is also where the vessel title division is located. The aircraft title division is located in Oklahoma City, Oklahoma. Both the aircraft and vessel title divisions offer products and services worldwide.

A Florida native, Casbon graduated from Florida State University with degrees in both Real Estate Finance and Hotel Management with a major in marketing. As a community leader, he works to encourage businesses to assume pro-active civic roles for the betterment and improvement of New Orleans, Louisiana. He founded the New Orleans Police Foundation in 1995 for the purpose of linking businesses with the police department to make a positive difference. He is currently Past Chairman of the Board. Casbon serves or has served on the boards of the American Land Title Association, the LSU Department of Psychiatry Advisory Board, the Louisiana Trooper Foundation, the Business Council of New Orleans and the River Region and The New Orleans/River Region Chamber of Commerce. He is a member of the Louisiana World Presidents’ Organization. Casbon received the 1998 FBI Director’s Community Leadership Award for his role in creating and leading the New Orleans Police Foundation, and was also the recipient of the Anti-Defamation League’s 1998 A.I. Botnick Torch of Liberty Award. In 1999, he was awarded the Mayor’s Medal of Honor.

Mr. Casbon’s experience in the title insurance industry and his knowledge of and contacts in the New Orleans market are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Directors Whose Terms Expire in 2013

Elaine D. Abell

•	Resides in Lafayette, LA
•	Director Since 1993
•	68 Years of Age
•	Independent
•	Committees: Risk Management and Nominating and Corporate Governance

Abell is a professional attorney and the President of the Board of Directors for Fountain Memorial Funeral Home and Cemetery.

She is very engaged in the community, where she currently serves on the Board of Directors for the Community Foundation of Acadiana (Past Chairman), Women’s Foundation of Acadiana, Citizens Advisory Committee of the Metropolitan Planning Organization, Lafayette Metropolitan Expressway Commission (Chairman), University Medical Center Management Corporation and the LSU Research and Technology Foundation.

She is Past Chairman and former member of the Louisiana State University Board of Supervisors and Louisiana State Mineral Board. Abell served on the Executive Committee of the Commission on Colleges (Southern Association of Colleges and Schools) and worked on Governor Elect Mike Foster’s Transition Team for the Department of Natural Resources. She also served on the Council for a Better Louisiana Board, and the Academy of the Sacred Heart Board of Trustees, and is a Leadership Louisiana Member and a founding Board Member of Women’s and Children’s Hospital of Acadiana. She has been on the Junior League of Lafayette Board, Volunteer Center of Lafayette Board and was Past President of Southwest Louisiana Educational and Referral Center. Abell has worked extensively with the Greater Lafayette Chamber of Commerce Board where she served on the Executive Committee.

Abell has also been active on committees serving the Lafayette Volunteer Lawyers, National Alumni Board of the Paul M. Hebert Law Center at LSU, LSU Law Alumni Association and numerous other LSU committees and councils. Her honors include induction into the Louisiana State University Alumni Association’s Hall of Distinction in 1997, Women Who Mean Business (Times of Acadiana) in 2006, and recipient of the Leah Hipple McKay Memorial Award for Outstanding Volunteerism presented by the Louisiana State Bar Association in 2007.

Ms. Abell’s legal experience, her community service and her contacts in markets served by IBERIABANK are among her qualifications to serve on the Board of Directors and provide significant value to the Board.

William H. Fenstermaker

•	Resides Lafayette, LA
•	Director Since 1990
•	62 Years of Age
•	Independent
•	Committees: Nominating and Corporate Governance (Chairman) and Compensation

Fenstermaker is Chairman of the Board of IBERIABANK Corporation and IBERIABANK.

Fenstermaker is Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, Inc., a surveying, mapping, engineering and environmental consulting company that has been serving the oil and gas industry for over 60 years. The company is headquartered in Lafayette, Louisiana, with offices in Houston, Texas, and New Orleans, Shreveport, and Baton Rouge, Louisiana. The geographical coverage of his company gives him additional insight and connectivity into the communities IBERIABANK also serves. Fenstermaker’s experience in the energy industry also provides IBERIABANK additional depth in a segment that we have targeted as a growth opportunity.

Fenstermaker is not only recognized as a leader in his field, but a leader in the state of Louisiana. Fenstermaker is a member of the World Presidents’ Organization, Chief Executives Organization, Committee of 100 for the State of Louisiana and the Phi Kappa Phi Honor Society. He serves on the Board of Trustees (and is the Immediate Past Chairman) of Lafayette General Medical Center, the largest full-service medical facility serving the Acadiana region. Fenstermaker also sits on the Board and is Past Chairman of the Louisiana Association of Business & Industry, Board of Trustees and President of the University of Louisiana Lafayette Foundation, Board of Directors and Past Chairman of the University of Louisiana Executive Advisory Council, Advisory Board of the Louisiana Geographical Survey, the Board of Directors and Past Chairman of the Louisiana Oil & Gas Association and Chairman of the Board of Trustees of Blueprint Louisiana. The extensive list of the key roles he has played with local non-profit, civic and business organizations is also indicative of his commitment to the Lafayette community. His honors include The Boy Scouts of American Distinguished Citizen Award in 2001 and the Business Person of the Year (Times of Acadiana) in 1998. He also received an Honorary Doctorate of Science Degree from the University of Louisiana Lafayette in 2003.

Mr. Fenstermaker’s business experience and relationships, his contacts in the local community and in the state of Louisiana, and his long-term relationship with and service to IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

O. Miles Pollard Jr.

•	Resides in Baton Rouge, LA
•	Director Since 2003
•	73 Years of Age
•	Independent
•	Committees: Nominating and Corporate Governance, Audit and Compensation

Pollard is the President of Pollard Estates Development Corporation, a real estate development corporation headquartered in Baton Rouge, Louisiana. Pollard has an extensive mortgage banking and insurance background and has been involved in real estate investments for over 50 years. He previously served as Vice President of O.M. Pollard Corporation (real estate development); Past President and Director of Pollard Insurance Agency, Inc.; and Executive Vice President and co-owner of Troy-Nichols, Inc. (mortgage banking and insurance). He was also co-owner of PACT Capital in Monroe, Louisiana and served as a Director of Coca-Cola Bottling Company West, Inc., in Atlanta, Georgia. Pollard’s prior board experience with publicly traded companies includes First Commerce Corporation (Executive and Audit Committees); City National Bank (Executive and Loan Review Committees); John I. Jacob Shipping Company of London, England; United Companies of Baton Rouge, Louisiana (Executive, Audit and Compensation Committees); Palomar Financial of Monroe, Louisiana (Executive Committee); and Kimbrough Mortgage Company of Jackson, Mississippi (Executive Committee).

Pollard is Vice President for the Board of Trustees of the Burden Foundation in Baton Rouge, Louisiana. He also serves as Emeritus Board Member and Past Chairman of the Board and Treasurer for Longue Vue House and Gardens in New Orleans, LA. He has served on the Board of Trustees of Avon Old Farms in Avon, Connecticut, Honorary Chairman for Ursuline Academy Capital Campaign (New Orleans, Louisiana) and on the Board of Directors for Episcopal High School, Baton Rouge, Louisiana. He attended Louisiana State University.

Mr. Pollard’s business experience and relationships, as well as his prior board experience with other publicly traded companies, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

CORPORATE GOVERNANCE

Board of Directors and Shareholder Meetings

The Board of Directors met 24 times during the fiscal year ended December 31, 2010. All directors attended at least 75% of the Board of Directors’ meetings and assigned committee meetings in 2010. We encourage directors’ attendance at our annual shareholder meetings and request that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors attended the 2010 Annual Meeting of Shareholders.

Board Leadership Structure

Pursuant to our Bylaws, at the first meeting of each newly elected Board of Directors, or at such other time when there is a vacancy, the Board solicits input and nominations from its members and elects one of its members as Chairman to serve at the Board’s pleasure. The Chairman presides over each Board meeting and performs such other duties as may be incident to the office.

Although our Bylaws and Corporate Governance Guidelines would allow our Chairman to hold the position of Chief Executive Officer, it is the current policy of the Board to separate these offices. This separation allows our Chairman to maintain an independent role in management oversight. The Chairman of the Board also chairs the Nominating and Corporate Governance Committee.

Risk Management

Our Board of Directors recognizes that risk management is an enterprise–wide responsibility. Our Board assumes a significant role in risk management both through its actions as a whole and through its committees.

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The Risk Management Committee was established in September 2009 and assists the Board in overseeing enterprise-wide risks, including credit risk, market risk, liquidity risk, operational risk, legal risk and reputational risk. The Risk Management Committee’s role and its relationship with the Board regarding risk oversight are more fully described under “Committees of the Board – Risk Management Committee.”

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The Compensation Committee evaluates, with our senior officers, risks posed by our compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks. The Compensation Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Compensation Committee” and “Compensation Committee Report.”

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The Audit Committee reviews our systems to manage and monitor financial risk with management and our internal audit department. The Audit Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Audit Committee.”

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed through committee reports about such risks.

In addition, the Board of Directors and executive management have appointed a Chief Risk Officer, who is an executive officer, to support the risk oversight responsibilities of the Board and its committees and to involve management in risk management by establishing committees comprised of management personnel who are assigned responsibility for oversight of particular operational risks.

Board of Director Independence

Each year, the Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with us and our competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which our Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Ms. Abell and Messrs. Barton, Breaux, Casbon, Fenstermaker, Pollard, Shea and Welch are independent directors of IBERIABANK Corporation within the meaning of applicable NASDAQ listing standards. Independent Board members met in executive session without management present four times during the year ended December 31, 2010.

Shareholder Communications

Shareholders may communicate directly with members of the Board of Directors or the individual chairperson of a standing Board of Directors’ committee by writing directly to those individuals at the following address: 200 West Congress Street, Lafayette, Louisiana, 70501. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Codes of Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Board of Directors also has adopted a Code of Ethics that applies to all officers, other employees and directors. Links to both codes of ethics are on the “Investor Relations” portion of our website at: http://www.iberiabank.com. Any waiver or substantial amendments of the codes of ethics applicable to our directors and executive officers also will be disclosed on our website.

Corporate Governance Guidelines

The Board of Directors has adopted written Corporate Governance Guidelines, which outline the Board’s responsibilities and duties to our shareholders, employees and customers, and to the communities in which we do business, to ensure that we operate with the highest professional, ethical, legal and socially responsible standards. The Guidelines address a number of matters relating to our directors, including Board composition and qualifications, functions of the Board and committees of the Board.

The Guidelines also address the following matters of corporate governance:

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No director of our Company may serve on more than three other public company boards. It is expected that each director will be available to attend substantially all meetings of the Board and any committees on which he or she will serve.

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Directors are required to submit a letter of resignation to the Board upon a job change. There should be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the appropriateness of Board membership under the circumstances.

•	Employee directors should offer to resign from the Board upon their resignation, removal or retirement as an officer of the Company.

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Specific Company stock ownership guidelines for both directors and Named Executive Officers have been established. These stock ownership guidelines are described in this Proxy Statement under “Compensation Discussion and Analysis – Stock Ownership Guidelines.” Adoption of these guidelines was intended to ensure that the interests of directors and Named Executive Officers are aligned with the interests of our shareholders.

•	The Company supports and encourages directors’ periodic participation in continuing education programs to assist them in performing their corporate governance responsibilities.

A link to these guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables include, as of the record date (March 25, 2011), certain information as to the common stock beneficially owned by:

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persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of our common stock;

•	our directors;

•	our Named Executive Officers identified in the Summary Compensation Table elsewhere herein; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned as of Record Date
Name and Address of Beneficial Owner	Amount	Percentage
BlackRock, Inc. (1)	1,911,221	7.11%
40 East 52nd Street New York, NY 10022

(1)	As of December 31, 2010. As reported on Schedule 13G dated January 21, 2011, BlackRock, Inc., a Delaware corporation, has sole voting power and sole dispositive power with respect to the shares.

	Common Stock Beneficially Owned as of Record Date (1) (2) (3) (4)
Directors:	Amount		Percentage

Elaine D. Abell	47,486	(5)	*
Harry V. Barton, Jr.	32,474		*
Ernest P. Breaux, Jr.	27,464		*
Daryl G. Byrd	372,444	(5)	1.37%
John N. Casbon	18,901		*
William H. Fenstermaker	47,267	(5)	*
O. Miles Pollard, Jr.	8,838		*
E. Stewart Shea III	76,796		*
David H. Welch	5,276		*

Named Executive Officers who are not directors:

Anthony J. Restel	59,109		*
Michael J. Brown	191,885		*
John R. Davis	162,997		*
Jefferson G. Parker	83,952		*
All directors and executive officers as a group (20 persons)	1,381,988		5.01%

*	Represents less than 1% of the outstanding common stock.
(1)	Unless otherwise indicated, shares are held with sole voting and dispositive power.
(2)	Includes shares of common stock owned directly by directors and executive officers, as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares allocated to the accounts of participants in our Retirement Savings Plan.
(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 3,125 shares by Ms. Abell; 3,125 shares by Mr. Barton; 205,874 shares by Mr. Byrd; 10,313 shares by Mr. Casbon; 3,125 shares by Mr. Fenstermaker; 3,125 shares by Mr. Pollard; 3,125 shares by Mr. Shea; 28,987 shares by Mr. Restel; 89,272 shares by Mr. Brown; 85,302 shares by Mr. Davis; 10,844 shares by Mr. Parker; and 587,598 shares by all directors and executive officers as a group.
(4)	Includes unvested restricted shares that may be voted by the following persons: 46,694 shares by Mr. Byrd; 21,405 shares by Mr. Restel; 29,781 shares by Mr. Brown; 23,984 shares by Mr. Davis; 31,933 shares by Mr. Parker; and 225,545 shares by all directors and executive officers as a group.
(5)	Includes the following shares of common stock pledged as security for loans from unaffiliated parties: Ms. Abell – 11,259 shares; Mr. Byrd – 95,778 shares; Mr. Welch – 1,630 shares; Mr. Shea – 2,765 shares.

In addition to beneficial ownership of common stock, some of our executive officers hold shares of “phantom stock” that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risks as common stock. The value of these phantom shares is the same as the value of the corresponding number of shares of common stock. As of the record date, executive officers named in the security ownership table hold a pecuniary interest in the following number of shares of phantom stock: 3,304 shares by Mr. Restel; 3,304 shares by Mr. Brown; 3,304 shares by Mr. Davis; 9,841 shares by Mr. Parker and 32,275 shares by all executive officers as a group.

See “Compensation Discussion and Analysis – Stock Ownership Guidelines” regarding stock ownership guidelines for directors and Named Executive Officers. The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, requires each of our directors and executive officers, and each beneficial owner of more than 10% of our common stock, to file with the SEC an initial report on Form 3 of the person’s beneficial ownership of our equity securities and subsequent reports on Form 4 regarding changes in ownership. On the basis of reports and representation of our directors, executive officers and greater than 10% shareholders, we believe that each person subject to the filing requirements with respect to us satisfied all required filing requirements during 2010, with the exception that Jefferson G. Parker who was late filing a report on Form 4 with respect to a phantom stock award, which was subsequently reported on March 5, 2010.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The members of the Audit Committee are Mr. Barton, who serves as the chairman, and Messrs. Pollard and Welch. Each of the members of the committee is independent within the meaning of applicable NASDAQ listing standards. The Board of Directors has determined that each of the committee members has the requisite expertise generally required of an audit committee member under NASDAQ standards and that the Chairman of the Audit Committee, Mr. Barton, is an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of our financial statements. The Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Committee. The Audit Committee met 17 times during 2010. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities relating to: (i) complaints relating to accounting, internal accounting controls or auditing matters; (ii) authority to engage advisors; and (iii) funding as determined by the Audit Committee. The Audit Committee also monitors our compliance with legal and regulatory requirements.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm. The policy requires that all services to be provided by the independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young LLP during 2010. The Audit Committee will also pre-approve 2011 services to be provided by Ernst & Young LLP.

Pursuant to its Charter, the Audit Committee is authorized to conduct an appropriate review of all related party transactions for potential conflict of interest situations prior to approval of such transactions and to determine that the related party transaction is consistent with the best interests of the Company and our shareholders. The term “related party transaction” generally means a transaction, arrangement or relationship (or any series of the same) in which we or our subsidiaries is or will be a participant and the amount involved exceeds $120,000, and in which the related party has or will have a direct or indirect interest. A related party generally means a director, nominee or executive officer of the Company; a person known to be the beneficial owner of more than 5% of our common stock; and any “immediate family member” of the foregoing persons (as defined by the SEC).

These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter. A link to the Audit Committee Charter is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Nominating and Corporate Governance Committee

The independent members of the Board of Directors – Ms. Abell and Messrs. Barton, Breaux, Casbon, Fenstermaker, Pollard, Shea and Welch – serve as our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by shareholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2010, the Nominating and Corporate Governance Committee held four meetings. A link to the Nominating and Corporate Governance Committee Charter is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for us and serving the long-term interests of our shareholders. The Committee’s process for identifying and evaluating nominees is as follows:

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in the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to IBERIABANK Corporation during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with us during the applicable time period; and

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in the case of new director candidates, the Committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

Consistent with our Corporate Governance Guidelines, the Committee seeks to nominate candidates with diverse experiences and perspectives. In evaluating candidates, the Committee considers, among other things, diverse backgrounds, professional experience, education and community involvement, as well as racial and gender diversity. The Committee has not formalized this practice into a written policy.

The Committee meets to discuss and consider these candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ listing standards, and then selects a candidate by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Committee rejected a timely director nominee from a shareholder holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided the shareholders follow the procedures set forth in Article 6F of our Articles of Incorporation. The Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

Article 6F of our Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting, if the nomination is made in accordance with the procedures set forth in Article 6F, which are summarized below.

A shareholder’s notice of nomination must be delivered to, or mailed and received at, our principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of shares of our stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice; and

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any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

and as to the shareholder giving the notice:

•	the name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees; and

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the class and number of shares of our stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

To be timely under the Articles of Incorporation, nominations by any shareholder eligible to vote at the 2011 Annual Meeting of Shareholders must have been received by us on or before March 5, 2011.

The Nominating and Corporate Governance Committee may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor the Committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Compensation Committee

Our Compensation Committee has four members and is chaired by Mr. Shea; the other members of the Committee are Messrs. Welch, Fenstermaker and Pollard. Each member of the Compensation Committee has been determined by our Board of Directors to be an independent director within the meaning of the NASDAQ listing standards. The Compensation Committee generally meets monthly, which may be in person or by telephone; during 2010, the Compensation Committee met 9 times.

Compensation Committee Responsibilities and Authority. Our Compensation Committee is responsible for, in consultation with our President and Chief Executive Officer (sometimes referred to as the “CEO”), establishing and monitoring the overall compensation and benefits philosophy and strategy of IBERIABANK Corporation and its subsidiaries. As set forth in its Charter, the responsibilities of the Compensation Committee include:

•	evaluating the performance of the CEO and establishing compensation awards for the CEO;

•	monitoring and reviewing performance measures and any applicable goals for measuring corporate performance, in consultation with the CEO;

•	reviewing and approving the design of compensation programs for key executives; and

•	providing oversight of our general compensation programs and policies.

The Compensation Committee determines the compensation for the CEO. With respect to our other senior executive officers, the CEO annually reviews performance and presents his conclusions and compensation recommendations to the Compensation Committee. The Committee reviews and considers the CEO’s recommendations when making its final compensation decisions for all executives other than the CEO. The Compensation Committee also administers our equity incentive programs and oversees risk management with respect to our material incentive compensation arrangements. In addition, the Compensation Committee recommends to the full Board compensation for directors.

The Chair of the Compensation Committee works with the Director of Human Resources as may be needed to set the meeting agenda for the Compensation Committee.

Compensation Committee Charter. The Charter of the Compensation Committee describes the principles upon which the Committee was founded and operates. The Charter is reviewed periodically to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation programs with shareholder value creation, helping us attract and retain talented executives and managers, and being responsive to the legitimate needs of our shareholders. There were no changes to the Compensation Committee Charter in 2010. A current copy of the Charter of the Compensation Committee can be found on the “Investor Relations” portion of our website at http://www.iberiabank.com.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions. Among other matters, the Compensation Committee is authorized to engage outside advisors (including compensation consultants and legal counsel) to assist the Committee in achieving its mission and responsibilities. During 2010, the Compensation Committee engaged Towers Watson to serve as an independent executive compensation advisor. The Committee selected Towers Watson after interviewing a number of independent advisors. Towers Watson reports directly to the Compensation Committee and works with management on behalf of the Committee as needed. The Compensation Committee received independent advice from the consultant on various items, including refinements to the executive compensation peer group, competitive compensation benchmarking for the Named Executive Officers, and long-term incentive strategy. Pursuant to its Charter, the decision to retain Towers Watson (as well as other independent advisors) is at the sole discretion of the Compensation Committee, and these consultants work at the direction of the Committee.

The Compensation Committee believes that it is important for members of management to provide input on the overall effectiveness of our executive compensation programs. The Committee believes that the advice of outside advisors must be combined with the input of senior management and the Compensation Committee’s own individual experiences and best judgment to seek to achieve a proper alignment of compensation philosophies, programs and practices. The CEO, the Director of Human Resources and the Chief Financial Officer are the members of management who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on reward strategies and how to align them with our business and retention goals. They provide feedback and insights into how well our compensation programs and practices appear to be working. In addition, the CEO, the Director of Human Resources and the Chief Financial Officer regularly attend all or portions of certain Compensation Committee meetings to participate in the presentation of materials and discussion of management’s point of view regarding compensation issues.

Compensation Risk. The Compensation Committee reviewed the relationship between our risk management and the incentive compensation provided to employees, including Named Executive Officers and other executive and non-executive officers, and determined that our incentive compensation programs do not encourage unnecessary and excessive risk taking. These conclusions were made after consultations with senior executive officers, the Director of Human Resources, the chairman of the Risk Management Committee (who is also a member of the Compensation Committee), and representatives of the Compensation Committee’s independent executive compensation advisor.

Executive Session. At certain meetings, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed entirely of independent directors. None of our executive officers has served on the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity. None of the members of the Compensation Committee was an officer or other associate of our Company or any of our subsidiaries during 2010, or is a former officer or other associate of our Company or any of our subsidiaries.

Risk Management Committee

In September 2009, the Board of Directors and management of each of IBERIABANK Corporation and IBERIABANK established a Risk Management Committee to assist the boards in overseeing enterprise-wide risks, including credit risk, market risk, liquidity risk, operational risk, legal risk and reputational risk. To the extent it deems necessary or appropriate, the Risk Management Committee will carry out the following responsibilities, among others:

•	Review and approve significant risk assessment and risk management policies, and develop and implement additional policies relating to risk assessment and risk management.

•	Consult with the Chief Risk Officer regarding credit and other risks, as appropriate.

•	Consult with the Audit Committee and the Compensation Committee regarding financial and compensation risks, as appropriate.

•	Receive information from the Chief Operating Officer and the Director of Corporate Operations regarding operational risk, including security.

•	Receive information from the Compliance Department and legal advisors regarding compliance and legal risk.

The members of the Risk Management Committee are Mr. Welch, who serves as Chairman, Ms. Abell and Messrs. Breaux and Casbon. The Risk Management Committee met 9 times in 2010.

The Risk Management Committee will conduct its business pursuant to a written Risk Management Committee Charter adopted by the Board of Directors. A link to the Risk Management Committee Charter can be found on the “Investor Relations” portion of our website at http://www.iberiabank.com.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program for our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and other Named Executive Officers.

During 2010, the Company was confronted with significant challenges – the continuing economic crisis, the Deepwater Horizon oil disaster, and sweeping legislative reforms, among others. Actions taken by the Company over the last decade enabled it to confront these challenges successfully, and to capitalize on favorable acquisition opportunities in a period of financial institution consolidation. Achievements in 2010 include:

•	We earned $48 million in net income to common shareholders and paid $34 million in cash dividends to our shareholders.

•	We issued and sold common stock with net proceeds of $329 million at a price 2% below the then 52-week high.

•	We acquired Sterling Bank of Lantana, Florida, our fifth FDIC-assisted acquisition.

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With the capital raised in three common stock offerings since late – 2008 (a total of $274 million) and the FDIC loss-share protection related to assets acquired in FDIC – assisted acquisitions, we possess one of the strongest balance sheets of banks in the Southeast.

•	Our organic loan growth was $339 million (excluding loans with FDIC loss-share protection), and total loans increased $359 million, to $7.9 billion.

This business environment and the Company’s accomplishments during 2010 provided an important backdrop for the Compensation Committee’s key executive compensation decisions, including:

•	Annual incentives: awarded annual incentives for Named Executive Officers from 50% to 67% of 2010 base salary based on our strong performance in 2010.

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Long-term incentive awards: granted long-term incentive awards in the form of stock options, restricted shares, and phantom shares to further align executives with our shareholders and incent long-term performance.

These key compensation actions and our overall executive compensation program are described in detail in this report.

Overview of Compensation Programs for Named Executive Officers

Our compensation programs are designed to enable us to recruit and retain key associates (including the Named Executive Officers) who will help us achieve our short-term and long-term business objectives. These programs are structured to motivate these associates and maximize their long-term commitments to our success by providing compensation elements that align their interests with our long-term strategies and the interests of our shareholders. Our strategy for compensating officers and other associates has been based on programs that emphasize performance-based incentive compensation. The principal components of compensation for each Named Executive Officer consist of:

•	Base salary;

•	Annual incentive compensation;

•	Long-term or equity-based incentives;

•	Retirement, health and welfare benefits; and

•	Change in control severance benefits.

Our Compensation Philosophy

We seek to provide our Named Executive Officers with a compensation package that is driven by our overall financial performance, our shareholder value, the overall success of the Company, subsidiary, or business unit impacted by an individual’s performance, and the performance of the individual Named Executive Officer. We rely upon our judgment about each Named Executive Officer – not on rigid formulas or short-term changes in business performance – in determining the amount of pay and mix of compensation elements for our Named Executive Officers. Both performance and compensation are evaluated so that the Company can attract and retain associates (including the Named Executive Officers) critical to its long-term success.

Our compensation philosophy regarding senior executives (especially Named Executive Officers) has centered on four basic principles:

•	Compensation should be related to performance – whether measured against objective goals or a balancing of subjective factors.

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Incentive compensation (especially equity-based awards) should represent a large portion of a Named Executive Officer’s total compensation package – this approach minimizes fixed costs and encourages increasing our profitability and shareholder return.

•	Compensation levels should be competitive – allowing us to attract and retain key talent.

•	Incentive compensation should balance short-term and long-term performance – both are important for our business.

Based on this philosophy, our Compensation Committee for many years has maintained a compensation pay structure for Named Executive Officers that focuses on a performance-based pay strategy. The competitive compensation objective is to provide compensation opportunities that are between the 50th and 75th percentiles. The Company’s emphasis on performance-based compensation is best illustrated by the average mix of 2010 compensation for Named Executive Officers, which is as follows:

Compensation Decisions

The Compensation Committee has the sole responsibility for determining the compensation of the CEO position. After considering performance in key areas determined to be especially important to the Company and competitiveness of his overall pay with CEO compensation at comparable institutions, the Compensation Committee determines the components and amounts of the CEO’s compensation. The underlying objective is fair and reasonable compensation after considering both objective and subjective factors deemed relevant in evaluating performance. With respect to the other Named Executive Officers, the CEO evaluates performance and proposes compensation, subject to review and approval by the Compensation Committee.

The Compensation Committee reviews the pay of the CEO both in the context of the Company’s financial performance relative to comparable financial institutions, as well as relative to the competitiveness of his compensation package to an executive compensation peer group, described below. The other key factors considered by the Compensation Committee include his individual performance and the Company’s total compensation philosophy. A similar approach is followed by the CEO regarding his recommendations to the Compensation Committee, and includes a consideration of desired internal equity among other Named Executive Officer positions. With respect to internal equity, no formal criteria are applied; rather, the Compensation Committee (when developing the CEO’s compensation package and reviewing the CEO’s proposals for the other Named Executive Officers) applies its judgment to achieve what it believes is a reasonable spread between and among the compensation of the CEO and other Named Executive Officers. Final decisions on the compensation of Named Executive Officers are made after considering all of these factors.

Performance Evaluation

As a basis for 2010 Named Executive Officer compensation decisions, the Compensation Committee considered the recent performance and other achievements (described above) of the Company, as well as the performance of individual Named Executive Officers.

The Compensation Committee, as members of the Board of Directors, also reviewed key financial metrics including Total Shareholder Return, which was at the 88th percentile versus the executive compensation peer group for the five years ending December 31, 2010.

In evaluating the CEO’s performance, the Compensation Committee considered the Company’s strong financial performance and other achievements made possible by this financial performance. In addition, the Compensation Committee noted the CEO’s continued strong leadership as well as the Company’s successes integrating recent acquisitions. In the case of other Named Executive Officers, the Compensation Committee considered the performance of each Named Executive Officer as provided by the CEO.

Competitive Benchmarking – Definition of Market

Periodically, the Compensation Committee reviews competitive market data for comparable executive positions in the market. For purposes of the 2010 competitive market analysis, the Compensation Committee worked with the independent consultant to review and define an appropriate peer group of publicly traded commercial bank holding companies. The primary criteria for selecting this peer group included comparable asset size, financial stability, and ownership structure. The primary peer group consisted of 16 banks; there were no changes to the group from the prior year. The peer banks included were:

BancorpSouth, Inc	Sterling Financial Corporation
Cullen/Frost Bankers, Inc.	Susquehanna Bancshares, Inc
FNB Corporation	Trustmark Corporation
FirstMerit Corporation	UMB Financial Corporation
MB Financial, Inc.	United Community Banks, Inc.
Old National Bancorp	Valley National Bancorp
Prosperity Bancshares, Inc.	Whitney Holding Corporation
South Financial Group	Wintrust Financial Corporation

In addition, the Compensation Committee reviewed compensation survey data for all national commercial banking companies as provided by the independent consultant. All of this national survey data was size-adjusted to reflect commercial banks with $11 billion in assets, which was the approximate size of the Company after the 2010 acquisitions. This national industry perspective provides the Compensation Committee with an even broader perspective on the executive labor market and provides a reasonability check against any potential anomalies in the peer group data. The findings from this supplemental survey analysis were consistent with the peer group data. Furthermore, the external benchmark data is not used by the Compensation Committee in isolation but rather it is used as one point of reference in executive pay determinations.

Base Salary

We view annual base salary as an important component of compensation to attract and retain executive talent. Annual base salaries serve as the foundation for our executive pay structure, and base salaries are set after considering the peer group data described above and other relevant market data. The Compensation Committee reviewed competitive market data. Based on its analysis, the Compensation Committee concluded that the base salaries for the Named Executive Officers were market competitive and that the salaries were comparable to the 50th percentile of the executive compensation peer group. Furthermore, given that the Committee approved significant salary increases in December 2009 for the Named Executive Officers, there were no salary increases approved in 2010.

Annual Incentives

Annual incentives are used to drive and reward annual financial results and progress toward strategic priorities. The Compensation Committee has no predetermined formulas and weightings for determining annual incentive awards. The Compensation Committee utilizes a balanced approach in evaluating the Company’s performance. As previously described, the Compensation Committee considers the Company’s performance relative to both the annual business plan and to comparable financial institutions. In the case of 2010, some of the Company’s key financial results were as follows:

Measure	2010 Result
Fully diluted EPS	$1.88
Dividends per share	$1.36
Net interest margin	3.05%
Net charge offs to total loans	0.47%
Asset growth	3.41%

Measure	As of 12/31/10
Non-performing legacy assets	0.91%
Total Assets	$10.0 Billion
Tier 1 Leverage Ratio	11.24%

Based on these 2010 financial results, the Compensation Committee approved 2010 annual incentive awards as follows:

Executive	2010 Annual Incentive
Daryl Byrd	$500,000
Michael Brown	$250,000
John Davis	$200,000
Anthony Restel	$200,000
Jefferson Parker	$200,000

Long-Term Equity-Based Incentives

We consider long-term equity-based incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term equity-based incentive component has been an integral part of the overall executive compensation program. In 2010, our long-term equity incentive program had three components:

•

Stock Options: On May 4, 2010, we granted Named Executive Officers stock options with an exercise price of $60.10, which was the closing fair market value for the common stock on this date. Stock options reward management for increasing the stock price above the price at grant. The Company maintains a policy against repricing stock options without shareholder approval. All Named Officer stock options granted vest at 20% per year, which provides a retention incentive.

•

Restricted Stock: Restricted shares are grants of shares subject to transfer and vesting restrictions. Restricted share awards are intended to build stock ownership and foster executive retention. All of the Named Executive Officers received restricted share awards on May 4, 2010. All of these restricted share awards have dividend and voting rights. Further, the restricted share awards vest at 20% per year.

•

Phantom Stock: During 2010, one Named Executive Officer (Mr. Parker) received phantom stock awards. Mr. Parker received these phantom stock awards since he was a new hire and did not participate in the December 2009 restricted stock grants and as recognition of his performance and strategic importance to the Company. The details of these phantom stock awards are provided in the notes to the Grants of Plan-Based Awards table. These phantom shares are the economic equivalent of the restricted shares. The Compensation Committee granted phantom shares rather than restricted shares in order to conserve the share pool. These phantom share awards have dividend equivalent rights and vest over seven years in equal increments beginning on the second anniversary of the date of the award.

•

Target Award Opportunities: The target long-term incentive opportunities are established based on competitive market practices for the peer group and broader market data. In addition, as described earlier, the Compensation Committee considered our financial performance during 2009. For the May 2010 grants, the economic value of long-term incentive grants is reflected in the Summary Compensation Table. Consistent with our variable pay philosophy, these award opportunities were consistent with the 75th percentile of the peer group. Furthermore, the grants represented a balanced mix of long-term incentives as the awards for all Named Executive Officers except Mr. Parker were weighted 50% stock options and 50% restricted shares.

It is the Committee’s intent to grant equity awards at approximately the same time each year, generally the first calendar quarter. Due to the completion of all compliance requirements for the 2010 Stock Incentive Plan, the Committee delayed the annual equity awards until May 2010 for the Named Executive Officers.

Benefits, Retirement Programs and Perquisites

We provide our Named Executive Officers with core health and welfare benefits, including coverage for medical, dental, vision care, prescription drugs, basic life insurance, accidental death and long-term disability coverage; they generally are eligible for the same benefit programs on the same basis as other associates. The Company’s health insurance plans were amended to comply with the Patient Protection and Affordable Care Act (PPACA) requirements of grandfathered plans. Our overall benefits philosophy is to focus on the provision of core benefits, with Named Executive Officers able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their individual circumstances.

A tax-qualified section 401(k) savings plan with a Company matching contribution of 50% on the first 3% of a participant’s eligible pay (up to a $100,000 salary cap) is available to associates generally, including the Named Executive Officers. The Company’s Non-Qualified Deferred Compensation Plan is offered to a select group of executives and other highly compensated associates (including Named Executive Officers). The non-qualified plan is a voluntary benefit that currently provides for voluntary deferrals as well as Company contributions.

Perquisites and similar benefits constitute a small portion of the overall compensation packages of our Named Executive Officers. The Compensation Committee believes that the perquisites made available to our Named Executive Officers are reasonable and are intended to help the Company attract and retain them. These perquisites largely consist of car allowances, personal use of a Company vehicle, social dues/club memberships and supplemental executive long-term disability insurance. After an extensive analysis of competitive market practice, the Company implemented a supplemental long-term disability program for Named Executive Officers on February 1, 2010. In general, this supplemental long-term disability coverage targets income replacement of 75% for Named Executive Officers. The Company pays 100% of the premiums for this coverage. The value of these perquisites is included in the “Other Compensation” column of the “Summary Compensation Table.”

Although we do not have an established relocation expense reimbursement policy, in 2010 it was determined that payments of direct and tax-related expenses in connection with the relocation of Michael J. Brown, our Vice Chairman and Chief Operating Officer, from Little Rock, Arkansas, to New Orleans, Louisiana, were appropriate under the circumstances. These expenses are disclosed in our proxy statement under “Executive Compensation – Summary Compensation Table.”

Impact of Regulatory Considerations

The Compensation Committee considers various tax and accounting provisions in developing the pay programs for our Named Executive Officers. These include the special tax rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the rules denying the deduction of “excess parachute payments” under Code Section 280G and the imposition of an excise tax under Code Section 4999 on such amounts. We also consider the accounting treatment of various types of equity-based compensation and the overall income tax rules applicable to various forms of compensation. While we seek to compensate our executives in a manner that produces favorable tax and accounting treatment, those considerations are secondary to our primary objective of developing fair and equitable compensation arrangements that appropriately motivate, reward and retain our executives.

Stock Ownership Guidelines

The Company believes that it is important for senior executives to be shareholders so that the executives’ financial interests are aligned with other shareholders. Accordingly, we have established formal executive stock ownership guidelines to require such holdings by the Named Executive Officers, as follows:

•	The guideline for the CEO is set at three times annual base salary.

•	The guidelines for Senior Executive Vice Presidents and Vice Chairman are set at two times an executive’s annual base salary.

•	The guidelines are initially calculated using the executive’s base salary as of the later of the date the guidelines were adopted (March 17, 2008) and the date the person became an executive.

•	A Company executive is required to achieve his or her guidelines within five years of becoming subject to these guidelines.

We have also established stock ownership guidelines for our directors:

•

Directors are required to hold shares of common stock with a value equal to two times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date the guidelines were adopted (March 17, 2008) and the date the director is elected to the Board.

•

Directors are required to achieve the target level within five years of joining the Board, or, in the case of directors serving at the time the guidelines were adopted, within five years of the adoption date.

The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Employment Agreements

In July 2001, the Company entered into a three-year employment agreement with CEO Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary we give notice that it will not be renewed. The discussion under this heading describes the material provisions in place under Mr. Byrd’s employment agreement.

Under the terms of this agreement, if Mr. Byrd’s employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he is entitled to severance payments equal to the greater of one year’s compensation or his compensation for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of IBERIABANK Corporation, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by us without Cause within three years of a Change of Control, he is entitled to receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous five years. Mr. Byrd’s employment agreement was amended in 2008 to comply with the requirements of Internal Revenue Code section 409A; the main change was a required six-month delay in the commencement of severance benefits following a termination of employment.

In addition, Mr. Byrd is entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. The aggregate severance payment and benefit subsidy that would be made to Mr. Byrd assuming his termination of employment under the foregoing circumstances at December 31, 2010, is disclosed in our proxy statement under “Potential Payouts Upon Termination or Change in Control”. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, The Company will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

In the event that Mr. Byrd’s employment is terminated for disability, we will provide continued medical insurance for his benefit and the benefit of his spouse and minor children for the remaining term of the agreement. In the event of Mr. Byrd’s death during the term of the agreement, we will continue to provide medical insurance for his spouse and minor children for the remaining term. Also, in the event of his death, Mr. Byrd’s spouse, estate, legal representative or named beneficiaries will be entitled to receive his annual compensation for 12 months from his date of death.

During 2010, the Compensation Committee completed a review of Mr. Byrd’s employment agreement. The Compensation Committee reviewed an analysis of the current employment agreement provided by the independent compensation consultant. After discussion and deliberation, the Compensation Committee concluded that the terms of the current agreement were in the continued best interest of the Company.

In September 2009, the Company entered into an employment letter for a term of three years with Jefferson G. Parker, Vice-Chairman and Managing Director of Brokerage, Trust and Wealth Management.

Change in Control Severance Agreements

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than the CEO and Mr. Parker, has an employment arrangement, which requires us to pay their salaries for any period of time. The discussion under this heading describes the material provisions in place under these Change in Control Severance Agreements.

We entered into these agreements because the banking industry has been consolidating for a number of years, and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. In addition, we think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe these agreements are consistent with market practice and assist us in retaining our executive talent.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2009, we entered into a separate Change of Control Severance Agreement with Jefferson G. Parker; and in 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel. Subsequently each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A. The severance payment is 100% in the case of Messrs. Davis, Brown, Restel and Parker, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at our expense for 39 months following termination of employment. The aggregate severance payments and benefit subsidies that would be made to Messrs. Brown, Davis, Restel and Parker, assuming their termination of employment under the foregoing circumstances at December 31, 2010, are disclosed in our Proxy Statement under “Potential Payouts Upon Termination or Change in Control.” We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

Indemnification Agreements

We have entered into indemnification agreements with Daryl G. Byrd and Michael J. Brown that provide for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as our officers. Following a Change in Control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, we must create a trust for the benefit of the indemnified executive officers, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

THE COMPENSATION COMMITTEE:

E. Stewart Shea, III, Chairman
William H. Fenstermaker
O. Miles Pollard, Jr.
David H. Welch

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities by the Company’s Chief Executive Officer, Chief Financial Officer and by its three other most highly compensated Named Executive Officers for the years indicated.

Name and Principal Position	Year	Salary		Bonus		Stock Award(s) (1) (2)	Option Award(s) (1) (2)	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Non-Qualified Deferred Compensa- tion Earnings	All Other Compensa- tion		Total (8)
Daryl G. Byrd	2010	$744,231		$500,000		$547,511	$547,498	N/A	N/A	$102,464	(3)	$2,441,704
President and CEO	2009	$612,847		$700,000	(11)	$1,207,300	$478,920	N/A	N/A	$71,979		$3,071,046
	2008	$467,010		$325,000		$—	$—	N/A	N/A	$60,149		$852,159

Anthony J. Restel	2010	$346,154	(9)	$200,000	(12)	$150,010	$149,994	N/A	N/A	$38,408	(4)	$884,566
Sr. Executive Vice	2009	$259,615	(9)	$225,000	(10)	$313,386	$200,276	N/A	N/A	$35,795		$1,034,072
President and CFO	2008	$199,231	(9)	$100,000	(10)	$662,700	$—	N/A	N/A	$19,587		$981,518

Michael J. Brown	2010	$496,154		$250,000		$209,989	$209,998	N/A	N/A	$438,773	(5)	$1,604,914
Vice-Chairman	2009	$373,500		$360,000		$244,935	$217,691	N/A	N/A	$74,417		$1,270,543
	2008	$312,692		$130,000		$662,700	$—	N/A	N/A	$65,078		$1,170,470

John R. Davis	2010	$372,692		$200,000		$162,510	$162,492	N/A	N/A	$42,075	(6)	$939,769
Sr. Executive	2009	$327,115		$250,000		$266,707	$235,106	N/A	N/A	$40,966		$1,119,894
Vice President	2008	$287,308		$115,000		$662,700	$—	N/A	N/A	$33,246		$1,098,254

Jefferson G. Parker	2010	$400,000		$200,000		$1,148,473	$170,001	N/A	N/A	$57,712	(7)	$1,976,186
Vice-Chairman	2009	$110,769		$100,000		$953,400	$135,371	N/A	N/A	$14,925		$1,314,465

(1)	Represents the grant date fair value of awards granted during the year, calculated in accordance with FASB Topic 718. Assumptions used in determining the fair values for the awards are set forth in Footnote 18 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
(2)	In accordance with the SEC’s changed reporting requirements we report all equity awards at full grant date fair value in the year awarded. Previously, we allocated the fair value of equity awards to reporting years in proportion to the awards’ vesting period. Prior years’ equity compensation data have been recalculated in accordance with the new rule.
(3)	All other compensation for Mr. Byrd includes dividends paid on unvested restricted stock of $50,869, a car allowance of $14,400, payment of social dues of $15,000, dividend equivalents on phantom stock value of $2,026, and other personal benefits of $20,170.
(4)	All other compensation for Mr. Restel includes dividends paid on unvested restricted stock of $27,049, personal use of a company vehicle of $2,708, dividend equivalents on phantom stock value of $5,504, and other personal benefits of $3,147.
(5)	All other compensation for Mr. Brown includes dividends paid on unvested restricted stock of $41,576, personal use of a company vehicle of $8,231, payment of social dues of $17,436, dividend equivalents on phantom stock value of $5,504, direct relocation expenses of $211,301, a “tax gross-up” payment of $150,729, and other personal benefits of $3,996.
(6)	All other compensation for Mr. Davis includes dividends paid on unvested restricted stock of $32,653, dividend equivalents on phantom stock value of $5,504, and other personal benefits of $3,918.
(7)	All other compensation for Mr. Parker includes dividends paid on unvested restricted stock of $37,477, dividend equivalents on phantom stock value of $13,587, payment of social dues of $1,125, and other personal benefits of $5,523.
(8)	In 2010, salary and bonus as a percent of total compensation equated to 50.96%, 61.74%, 46.49%, 60.94% and 30.36% for Mr.’s Byrd, Restel, Brown, Davis and Parker, respectively.
(9)	Includes $9,100, $7,800 and $3,300 in salary deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2010, 2009 and 2008, respectively.
(10)	Includes $56,250 and $25,000 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2010 and 2009, respectively.

(11)	Includes a $100,000 contribution by the Company into Mr. Byrd’s Non-Qualified Deferred Compensation Plan account.
(12)	Includes $50,000 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2011.

Grants of Plan-Based Awards

The following table provides information concerning grants of awards made to our Named Executive Officers during the year ended December 31, 2010:

The 2010 stock option grants and restricted stock awards to the Named Executive Officers were issued from our 2010 Stock Incentive Plan. Under this plan, equity-based awards vest on a “change-in-control” occurrence. Dividends are payable on all unvested restricted stock at the same rate paid on all other outstanding shares of our common stock. In 2010, we declared dividends payable in the amount of $1.36 per share. The 2010 grants of phantom stock units were issued under the Company’s 2009 Phantom Stock Plan. Additional units are credited equal to dividend equivalents. The phantom stock units also vest on a “change-in-control” occurrence.

Name	Grant Date	Estimated future payouts under Non-Equity Incentive Plan Awards	Estimated future payouts under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares or Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Daryl G. Byrd	5/4/2010	N/A	N/A	9,110	(1)	—		—	$547,511
	5/4/2010	N/A	N/A	—		29,964	(1)	$60.10	$547,498

Anthony J. Restel	5/4/2010	N/A	N/A	2,496	(1)	—		—	$150,010
	5/4/2010	N/A	N/A	—		8,209	(1)	$60.10	$149,994

Michael J. Brown	5/4/2010	N/A	N/A	3,494	(1)	—		—	$209,989
	5/4/2010	N/A	N/A	—		11,493	(1)	$60.10	$209,998

John R. Davis	5/4/2010	N/A	N/A	2,704	(1)	—		—	$162,510
	5/4/2010	N/A	N/A	—		8,893	(1)	$60.10	$162,492

Jefferson G. Parker	1/1/2010	N/A	N/A	7,898	(2)				$425,000
	4/5/2010	N/A	N/A	1,654	(2)				$100,000
	4/5/2010	N/A	N/A	7,500	(1)				$453,450
	5/4/2010	N/A	N/A	2,829	(1)				$170,023
	5/4/2010	N/A	N/A	—		9,304	(1)	$60.10	$170,001

(1)	Restricted stock awards and stock option grants were issued under our 2010 Stock Incentive Plan. The stock option grants and shares of restricted stock vest over five years in equal increments on the anniversary of the date of grant.
(2)	Phantom stock awards were issued under the 2009 Phantom Stock Plan and vest over seven years in equal increments beginning on the second anniversary of the date of grant.
(3)	For option awards, this represents the grant date fair value based on a value of $18.2719 per share for grants on May 4, 2010. For restricted and phantom stock awards, the fair value is based on the grant date fair value of our common stock.

All employees, including all current officers who are not executive officers, as a group were granted restricted stock and option awards totaling 206,008 shares under the 2010 Stock Incentive Plan. The weighted average option exercise price was $60.16 per share. All executive officers as a group were granted restricted stock and option awards totaling 130,005 shares under the 2010 Stock Incentive Plan. The weighted average option exercise price was $60.11 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity based awards held by our Named Executive Officers as of December 31, 2010:

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable (1)	Number of Shares Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that have not Vested (#)		Market Value of Shares that have not Vested (2)
Daryl G. Byrd	25,000	—		$20.648	May 08, 2011	1,518	(8)	$89,759
	27,500	—		$22.880	Jan 11, 2012	3,928	(9)	$232,263
	31,250	—		$30.880	Mar 19, 2013	4,465	(10)	$264,015
	43,750	—		$48.448	Mar 16, 2014	10,714	(24)	$633,519
	35,000	—		$47.488	Mar 21, 2015	8,000	(23)	$473,040
	14,646	10,984	(3)	$59.060	Feb 20, 2016	1,402	(25)	$82,900
	21,430	28,570	(4)	$57.310	Feb 26, 2017	9,110	(11)	$538,674
	5,500	22,000	(7)	$54.430	Dec 29, 2019
	—	29,964	(11)	$60.100	May 4, 2020

Anthony J. Restel	3,750	—		$22.880	Jan 11, 2012	178	(13)	$10,525
	5,625	—		$30.880	Mar 19, 2013	487	(9)	$28,796
	5,625	—		$43.992	Aug 17, 2014	923	(14)	$54,577
	4,206	—		$47.488	Mar 21, 2015	2,388	(19)	$141,202
	3,000	2,250	(5)	$57.660	Mar 3, 2016	7,142	(21)	$422,306
	1,567	2,089	(4)	$57.310	Feb 26, 2017	3,302	(22)	$195,247
	2,300	9,200	(7)	$54.430	Dec 29, 2019	1,714	(27)	$101,349
	—	8,209	(11)	$60.100	May 4, 2020	3,360	(23)	$198,677
						2,496	(11)	$147,588

Michael J. Brown	13,750	—		$20.648	May 8, 2011	850	(16)	$50,261
	16,250	—		$22.880	Jan 11, 2012	1,604	(9)	$94,845
	18,125	—		$30.880	Mar 19, 2013	2,031	(14)	$120,093
	20,000	—		$45.600	Apr 29, 2014	3,828	(18)	$226,350
	13,871	—		$47.488	Mar 21, 2015	4,083	(19)	$241,428
	6,604	4,952	(5)	$57.660	Mar 3, 2016	2,518	(20)	$148,889
	3,300	4,400	(6)	$56.420	Jan 29, 2017	7,142	(21)	$422,306
	2,680	3,572	(4)	$57.310	Feb 26, 2017	3,302	(22)	$195,247
	2,500	10,000	(7)	$54.430	Dec 29, 2019	3,600	(23)	$212,868
	—	11,493	(11)	$60.100	May 4, 2020	3,494	(11)	$206,600

John R. Davis	13,750	—		$20.648	May 8, 2011	848	(16)	$50,142
	16,250	—		$22.880	Jan 11, 2012	1,604	(9)	$94,845
	5,125	—		$30.880	Mar 19, 2013	2,031	(14)	$120,093
	20,000	—		$45.600	Apr 29, 2014	4,083	(19)	$241,428
	13,871	—		$47.488	Mar 21, 2015	7,142	(21)	$422,306
	6,604	4,952	(5)	$57.660	Mar 3, 2016	3,302	(22)	$195,247
	2,680	3,572	(4)	$57.310	Feb 26, 2017	3,920	(23)	$231,790
	2,700	10,800	(7)	$54.430	Dec 29, 2019	2,704	(11)	$159,888
	—	8,893	(11)	$60.100	May 4, 2020

Jefferson G. Parker	6,290	—		$22.400	Sep 17, 2011	17,142	(26)	$1,013,606
	3,125	—		$43.608	Jun 21, 2014	8,096	(15)	$478,716
	1,429	8,571	(26)	$47.670	Sep 17, 2019	1,686	(17)	$99,693
	—	9,304	(11)	$60.100	May 4, 2020	7,500	(12)	$443,475
						2,829	(11)	$167,279
						60	(28)	$3,548
						275	(29)	$16,261
						667	(30)	$39,440

(1)	On December 30, 2005, the Board of Directors approved the immediate vesting of all unvested stock options awarded to all employees of our Company. Shares unexercisable represent only shares granted in 2006, 2007, 2008, 2009, and 2010.
(2)	The fair market value of the Company’s common stock at the end of the fiscal year was $59.13 per share.
(3)	Shares vest equally over three years from February 20, 2011, through February 20, 2013.
(4)	Shares vest equally over four years from February 26, 2011, through February 26, 2014.
(5)	Shares vest equally over three years from March 3, 2011, through March 3, 2013.
(6)	Shares vest equally over four years from January 29, 2011, through January 29, 2014.
(7)	Shares vest equally over four years from December 29, 2011, through December 29, 2014.
(8)	Remaining unvested shares will vest on March 16, 2011.
(9)	Remaining unvested shares vested and will vest in one-half increments on each 21st of March for the years 2011 through 2012.
(10)	Remaining unvested shares will vest in one-third increments on each 20th of February for the years 2011 through 2013.
(11)	Remaining unvested shares vested and will vest in one-fifth increments on each 4th of May for the years 2011 through 2015.
(12)	Remaining unvested shares will vest in one-seventh increments on each 5th of April for the years 2011 through 2017.
(13)	Remaining unvested shares will vest on August 17, 2011.
(14)	Remaining unvested shares vested and will vest in one-third increments on each 3rd of March for the years 2011 through 2013.
(15)	Remaining unvested shares vested and will vest in one-sixth increments on each 1st of January for the years 2012 through 2017.
(16)	Remaining unvested shares will vest April 29, 2011.
(17)	Remaining unvested shares vested and will vest in one-sixth increments on each 5th of April for the years 2012 through 2017.
(18)	Remaining unvested shares vested and will vest in one-fourth increments on each 29th of January for the years 2011 through 2014.
(19)	Remaining unvested shares vested and will vest in one-fourth increments on each 26th of February for the years 2011 through 2014.
(20)	Remaining unvested shares will vest in one-fourth increments on each 21st of March for the years 2011 through 2014.
(21)	Remaining unvested shares will vest in one-fifth increments on each 17th of November for the years 2011 through 2015.
(22)	Remaining unvested units of phantom stock awards, including dividend equivalent units, will vest in one-fifth increments on each 17th of November for the years 2011 through 2015.
(23)	Remaining unvested shares will vest in one-fourth increments on each 29th of December for the years 2011 through 2014.
(24)	Remaining unvested shares will vest in one-sixth increments on each 5th of May for the years 2011 through 2016.
(25)	Remaining unvested units of phantom stock awards, including dividend equivalent units, will vest in one-sixth increments on each 5th of May for the years 2011 through 2016.
(26)	Remaining unvested shares will vest in one-sixth increments on each 17th of September for the years 2011 through 2016.
(27)	Remaining unvested shares vested and will vest in one-sixth increments on each 30th of January for the years 2011 through 2016.
(28)	Remaining unvested shares will vest on June 21, 2011.
(29)	Remaining unvested shares will vest on June 19, 2011.
(30)	Remaining unvested shares will vest on June 15, 2011.

Option Exercises and Stock Vested

The following table sets forth the amount realized by each Named Executive Officer as a result of the exercise of stock options and vesting of stock awards in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Daryl G. Byrd	10,624	$494,335	11,434		$685,754
Anthony J. Restel	1,250	$42,050	4,673	(1)	$256,184	(1)
Michael J. Brown	—	—	9,260	(1)	$527,555	(1)
John R. Davis	—	—	7,752	(1)	$442,432	(1)
Jefferson G. Parker	—	—	3,804		$198,909

(1)	Includes 657 shares of Phantom Stock awards at a value of $33,115.

NON-QUALIFIED DEFERRED COMPENSATION

We offer a select group of management and highly compensated key associates the right to participate in a non-qualified deferred compensation plan. Under the provisions of the plan, the participants may elect to defer up to 100% of their annual base salary or incentive compensation, including incentive bonuses, service bonuses, and commissions. The plan allows for discretionary employer contributions. The investment options available under the non-qualified deferred compensation plan are the same as those available under the Corporation’s 401(k) plan. Earnings are credited to the account based on the performance of the investment options selected. Participants vest immediately in their deferrals. As a general rule, payment terms of deferred amounts and investment options are determined by the participant during enrollment and are subject to a deferral of at least two years, except under certain qualifying events, including the participant’s separation from service, a change in control, an unforeseeable emergency, or death. Payment shall be made in a single lump sum payment or, in the event of a separation from service after reaching age 65, disability, or scheduled in-service distribution, in equal annual installments over the period specified by the participant, not to exceed five years. The following table shows certain information for Named Executive Officers under the Corporation’s Non-Qualified Deferred Compensation Plan. Messrs. Byrd and Restel are the only Named Executive Officers currently participating in the Corporation’s Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daryl G. Byrd	—	$—	$15,716	—	$139,822
Anthony J. Restel	$65,350	—	$18,443	—	$131,105
Michael J. Brown	—	—	—	—	—
John R. Davis	—	—	—	—	—
Jefferson G. Parker	—	—	—	—	—

(1)	Mr. Restel’s contribution of $65,350 includes $9,100 in his base salary for 2010 and $56,250 in his bonus for 2010 as set forth in the “Summary Compensation Table.”

Equity Compensation Plan Information

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2010.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining and available for future issuance (2)
Plans approved by shareholders	1,838,886	(4)	$45.52	312,549
Plans not approved by shareholders (3)	1,848		N/A	—

Total	1,840,734		$45.52	312,549

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.
(2)	Remaining shares available for issuance include 437 shares under the 2001 Incentive Compensation Plan, 23,391 shares under the 2005 Incentive Compensation Plan, 1,229 shares under the 2008 Incentive Compensation Plan, and 287,492 shares under the 2010 Stock Incentive Plan. Shares remaining to be issued under the 2001, 2005, and 2008 Incentive Compensation Plans, as well as the 2010 Stock Incentive Plan, can be issued either as a restricted stock grant or upon exercise of stock options issued subsequent to December 31, 2010.
(3)	The Supplemental Stock Option Plan of 1999 was established for the purpose of improving the growth and profitability of the Company and subsidiary companies by providing employees and consultants with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward employees and consultants for outstanding performance and the attainment of targeted goals. The aggregate number of shares authorized for issuance pursuant to this plan was 31,248.
(4)	Number of securities includes 837, 87,373, 108,537, 231,477, and 109,123 shares of unvested restricted stock granted under the Management Recognition & Retention Plan, 2001 Incentive Compensation Plan, 2005 Incentive Compensation Plan, 2008 Incentive Compensation Plan, and 2010 Stock Incentive Plan, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company provides benefits to the Named Executive Officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below:

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than President and Chief Executive Officer Byrd and Vice-Chairman Parker, have employment arrangements. Mr. Byrd’s employment agreement requires payment of compensation and/or benefits under various termination of employment situations. In addition to change in control payments consistent with those of the other Named Executive Officers, if Mr. Byrd’s employment had been terminated at December 31, 2010, he would have been entitled to (i) a salary of $1,875,000 and benefits of $59,923, in the event of termination other than for Good Cause, death or disability, (ii) annual compensation of $750,000 and benefits of $59,923, in the event of termination due to death, and (iii) $59,923 in benefits in the event of termination due to disability. Mr. Parker’s employment letter guarantees employment for a three-year period other than termination for Just Cause , but does not provide for any termination of employment benefits. These agreements are described more fully in the Compensation Discussion and Analysis section of this proxy statement.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2009, we entered into a separate Change in Control Severance Agreement with Jefferson G. Parker; and in 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel. The severance payment is 100% in the case of Mr. Davis, Mr. Brown, Mr. Parker and Mr. Restel, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at our expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A.

As of December 31, 2010, Named Executive Officers held unexercisable options to purchase common stock and unvested shares of restricted common stock listed in the Outstanding Equity Awards table above.

The following table quantifies the estimated Change in Control payment that would have been payable to each Named Executive Officer assuming a Change in Control had occurred on December 31, 2010, and other requirements for payment had been met.

Name	Cash Severance	Stock Option Acceleration (1)	Restricted and Phantom Stock Acceleration (2)	Benefits (3)	Tax Payments (4)	Total
Daryl G. Byrd	$6,010,028	$156,167	$2,314,158	$77,827	$2,883,313	$11,441,493
Anthony J. Restel	$1,168,966	$50,350	$1,300,337	$54,178	$796,404	$3,370,235
Michael J. Brown	$2,847,975	$72,706	$1,918,917	$63,297	$1,503,295	$6,406,190
John R. Davis	$2,559,362	$64,542	$1,515,837	$60,241	$1,387,507	$5,587,489
Jefferson G. Parker	$1,578,205	$98,224	$2,262,005	$74,474	$1,287,967	$5,300,875

(1)	Assumes the immediate vesting of all unvested in-the-money stock options and the associated cash proceeds resulting from a same day sale exercise of only those previously unvested stock options using the fair market value of our common stock at December 31, 2010, of $59.13.
(2)	Assumes the immediate vesting of all unvested restricted and phantom stock upon a Change in Control using the fair market value of our common stock at December 31, 2010, of $59.13.
(3)	Represents the cost to continue medical insurance, life insurance and other benefits for a period of 39 months following termination.
(4)	Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment.

DIRECTOR COMPENSATION

The following table provides information concerning the fees and other compensation of the Board of Directors for the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings	All Other Compensa- tion ($) (2)	Total ($)
William H. Fenstermaker	$49,375	$60,100	N/A	N/A	N/A	$2,704	$112,179
E. Stewart Shea III	$41,669	$60,100	N/A	N/A	N/A	$2,704	$104,473
Elaine D. Abell	$41,669	$60,100	N/A	N/A	N/A	$2,704	$104,473
Harry V. Barton, Jr.	$41,669	$60,100	N/A	N/A	N/A	$2,704	$104,473
Ernest P. Breaux, Jr.	$41,669	$60,100	N/A	N/A	N/A	$2,704	$104,473
John N. Casbon	$41,669	$60,100	N/A	N/A	N/A	$2,704	$104,473
O. Miles Pollard, Jr.	$41,669	$60,100	N/A	N/A	N/A	$2,704	$104,473
David H. Welch	$41,669	$60,100	N/A	N/A	N/A	$2,601	$104,370

(1)	Represents the grant date fair value of restricted stock awards granted in 2010.
(2)	Represents dividends paid on shares of restricted common stock unvested as of the dividend payment date.
(3)	Each outside director was granted 1,000 shares of restricted stock on May 4, 2010. Awards become vested and non-forfeitable in three equal annual installments as of the Annual Shareholder’s Meetings subsequent to the date of the award.

Cash and Stock Payments. Each director who is not employed (referred to as outside directors or non-management directors) is paid a fee of $4,167 per month, except for the Chairman who receives a fee of $5,000 per month. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as our directors.

During 2010, the Compensation Committee authorized each outside director to receive 1,000 shares of restricted stock (which were valued based on the closing price of the common stock as of the date of the award of $60.10). All of these shares of restricted stock will vest over a three-year period, and the total value of these awards will generally be allocated over these three-year vesting periods. The Company did not issue any stock options or non-equity incentive compensation to any member of its Board of Directors. In addition, the Company does not sponsor a defined benefit pension plan and has not paid other forms of compensation as defined in Item 402(j) to its Board of Directors during 2010.

The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.

Other Benefits. Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to IBERIABANK Corporation. We also provide our directors with customary directors and officers liability insurance.

EXECUTIVE OFFICERS

The Board elects executive officers annually following the Annual Meeting of Shareholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each executive officer and the principal position he or she holds.

Name	Age	Position
Daryl G. Byrd	56	President and Chief Executive Officer
Anthony J. Restel	41	Senior Executive Vice President and Chief Financial Officer
Michael J. Brown	47	Vice-Chairman and Chief Operating Officer
Jefferson G. Parker	58	Vice-Chairman and Managing Director of Brokerage, Trust and Wealth Management
John R. Davis	50	Senior Executive Vice President – Mergers and Acquisitions and Investor Relations and Director of Finance Strategy and Mortgage
Michael A. Naquin	50	Senior Executive Vice President, Responsible for Florida Markets
Elizabeth A. Ardoin	42	Executive Vice President and Director of Communications and Facilities
George J. Becker III	70	Executive Vice President and Director of Corporate Operations
Barry F. Berthelot	61	Executive Vice President and Director of Organizational Development
James B. Gburek	60	Executive Vice President and Chief Risk Officer
H. Gregg Strader	52	Executive Vice President and Chief Credit Officer

DARYL G. BYRD has served as our President since 1999 and as Chief Executive Officer since 2000. He also serves as President and Chief Executive Officer of each of our subsidiary financial institutions.

ANTHONY J. RESTEL has served as Senior Executive Vice President and Chief Financial Officer since February 2005. Mr. Restel was hired as Vice President and Treasurer in 2001 and previously served as Chief Credit Officer of each of our subsidiary financial institutions.

MICHAEL J. BROWN has served as Senior Executive Vice President since 2001. In September 2009, Mr. Brown was appointed Vice-Chairman and Chief Operating Officer. Mr. Brown is responsible for management of all of our banking markets.

JEFFERSON G. PARKER has served as our Vice-Chairman and Managing Director of Brokerage, Trust, and Wealth Management since September 2009. From 1976 to 2009, Mr. Parker worked for Howard Weil, Inc., an energy research and investment-banking boutique serving institutional investors. He served as President of Howard Weil from 2004 to 2009. Mr. Parker served on the Board of Directors from 2001 to 2009. Upon his employment by the Company, Mr. Parker resigned as a member of our Board of Directors.

JOHN R. DAVIS has served as Senior Executive Vice President – Mergers and Acquisitions and Investor Relations since 2001. He also serves as Director of Finance Strategy and Mortgage.

MICHAEL A. NAQUIN has served as Senior Executive Vice President since March 2004. Since joining the Company, he has been responsible for Retail and Facilities. When the Company entered Florida in 2009, he took on responsibility for the Florida markets.

ELIZABETH A. ARDOIN joined the Company in 2002 as Senior Vice President and Director of Communications. In 2005, she was promoted to Executive Vice President continuing to serve in the same capacity for the organization. In 2010, she was appointed responsibility for Facilities in addition to her Communications role.

GEORGE J. BECKER III served as Executive Vice President and Director of Organizational Development from 2005 until 2007. In 2007, he assumed the position of Director of Corporate Operations. Mr. Becker, a Certified Public Accountant, also serves as Secretary of IBERIABANK Corporation and each of its subsidiaries.

BARRY F. BERTHELOT joined the Company in 2010 as Executive Vice President and Director of Organizational Development. From 1997 – 2009, he served as President of the Acadiana commercial bank market for JP Morgan Chase.

JAMES B. GBUREK serves as Executive Vice President and Chief Risk Officer responsible for managing internal and external risks. He joined the Company in 2009. From July 2008 to February 2009, he was Executive Vice President and Chief Lending Officer for Trident National Bank (In Organization). Prior to that time, he worked for Wachovia Corporation for 24 years, where he last served as Managing Director of the Latin American Group in the Corporate and Investment Bank.

H. GREGG STRADER has served as Executive Vice President and Chief Credit Officer since December 2009. Mr. Strader previously served as our Senior Credit Officer and led our Special Assets Department and our Business Credit Services group. Prior to joining the Company in July 2009, he worked for Wachovia Corporation in a number of various senior credit roles for 23 years. From April 2005 until May of 2008, he served as Chief Real Estate Risk Officer for Wachovia Corporation.

CERTAIN TRANSACTIONS

Our directors, executive officers, and members of their immediate families, as well as organizations with which they are affiliated, were customers of our subsidiary financial institutions during 2010. All loans to our related persons – as defined in Instruction 1 to Item 404(a) of Regulation S-K – were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those provided at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

Edward C. Abell, Jr. is the husband of Elaine D. Abell, a director of IBERIABANK Corporation and IBERIABANK. Mr. Abell is of counsel to the Onebane Law Firm, which the Company and IBERIABANK retained during 2010 and expect to retain from time to time during 2011. In the year ended December 31, 2010, Mr. Abell did not have a direct or indirect material interest in legal fees that exceeded $120,000. Beginning in 2011, Mr. Abell will no longer receive any legal fees from the Company and IBERIABANK. The total legal fees paid to the Onebane Law Firm during 2010 also did not exceed 5% of the law firm’s gross revenues for that year.

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, subject to shareholder ratification, currently intends to appoint the firm of Ernst & Young LLP, independent certified public accountants, to serve as our independent registered public accounting firm and to perform the audit of the financial statements for the fiscal year ending December 31, 2011, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Meeting.

Representatives of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and the shareholders’ best interests.

Audit Fees and Other Matters

Ernst & Young LLP provided audit services to us consisting of the annual audit of our 2009 and 2010 consolidated financial statements contained in our Annual Reports on Form 10-K and reviews of the financial statements contained in our Quarterly Reports on Form 10-Q for 2009 and 2010. In connection with the March 2010 offering of securities on Form S-3, Ernst & Young LLP provided additional audit services to us consisting of comfort letters and consents.

The following table shows the aggregate fees incurred by us for professional services performed by Ernst & Young LLP in fiscal years 2009 and 2010.

Fee Category	Fiscal Year 2009	% of Total	Fiscal Year 2010	% of Total
Audit Fees (1)	$994,206	71%	$2,357,812	47%
Audit-related Fees (1)	—	—	369,500	7%
Tax Fees	—	—	—	—
All Other Fees (1)	$410,811	29%	2,287,405	46%

Total Fees	$1,405,017	100%	$5,014,717	100%

(1)	Fees include reimbursement of expenses incurred.

Audit Fees – These are fees related to professional services rendered in connection with the audit of our annual financial statements, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, comfort letters and consents, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.

Audit-related Fees – These fees consist primarily of other audits and attest services, financial accounting, reporting and compliance matters. No such services were provided during 2009 and for 2010, the fees relate to providing attest services for information contained in various Form 8-K’s which reported the assets and liabilities acquired from FDIC for the Capital South Bank, Orion Bank, and Century Bank transactions.

Tax Fees – These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns. No such services were provided during 2009 and 2010.

All Other Fees – These are fees for all other permissible services that do not meet the above category descriptions. For 2009 and 2010, these fees related to forensic accounting work in connection with the acquisition of certain assets and liabilities of failed financial institutions.

Pre-approval Policy

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee or the Chairman of the Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. This is a report on the Committee’s activities relating to fiscal year 2010.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2010 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed the audited financial statements with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also discussed with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance”, as currently in effect.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526, “Communication with Audit Committee Concerning Independence”, of the Public Company Accounting Oversight Board, as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether the independent registered public accounting firm is likely to provide the most effective and efficient services based upon their familiarity with the Company and whether the services could enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and independent registered public accounting firm have unrestricted access to the Audit Committee. The Audit Committee held 17 meetings during fiscal year 2010.

The Audit Committee received reports throughout the year on the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Audit Committee will continue to obtain updates by management on the process and has reviewed management’s and the independent registered auditors’ evaluation of the Company’s system of internal controls included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission (“SEC”).

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent registered public accounting firm and management prior to the release of the Company’s quarterly and annual financial information or the filing of any such information with the SEC. In reliance on the reviews and discussions referred to above, the Audit Committee also recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC. Subject to shareholder ratification, the Audit Committee currently intends to appoint the independent registered public accounting firm Ernst & Young LLP for the fiscal year ending December 31, 2011.

THE AUDIT COMMITTEE:

Harry V. Barton, Jr., Chairman
O. Miles Pollard, Jr.
David H. Welch

PROPOSAL III – AMENDMENT TO THE

IBERIABANK CORPORATION AMENDED AND RESTATED

2010 STOCK INCENTIVE PLAN

Upon the unanimous recommendation of our Compensation Committee, the Board of Directors adopted the IBERIABANK Corporation 2010 Stock Incentive Plan of January 1, 2010, subject to shareholder approval.

After giving consideration to comments from RiskMetrics Group Governance Services and in order to facilitate approval, on January 18, 2010, upon the recommendation of the Compensation Committee, the Board adopted an Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) to (i) reduce the maximum number of shares of the Company’s common stock available for issuance under the 2010 Plan to 500,000 common shares, and (ii) limit to 250,000 common shares the maximum number of shares that the Company may issue as full value awards (i.e., awards, such as restricted stock awards, for which the recipient gets “full value” of the stock, rather than awards based on future appreciation in stock value, such as options). See “Burn Rate Commitment” below.

At a Special Meeting of Shareholders held on January 29, 2010, the shareholders approved the 2010 Plan. The 2010 Plan became effective immediately upon shareholder approval and, as amended, initially authorized the issuance thereunder of 500,000 shares of common stock, including 250,000 shares as full value awards.

On April 5, 2011, the Board of Directors approved, upon the unanimous recommendation of the Compensation Committee and subject to shareholder approval, amendments to the 2010 Plan to increase the total number of shares of the Company’s common stock available for issuance thereunder by 900,000 shares, to a total of 1,400,000 shares, and to increase the number of full value awards from 250,000 shares of common stock to 50% of the aggregate number of shares under the amended 2010 Plan, or 700,000 shares.

On April 5, 2011, the Board of Directors also amended the 2010 Plan, upon the unanimous recommendation of the Compensation Committee:

•	to expand the prohibition on the repricing of stock options without shareholder approval to include a prohibition on the repricing of stock appreciation rights without shareholder approval;

•	to prohibit the cancellation of options or stock appreciation rights in exchange for another award under the 2010 Plan or a cash payment without shareholder approval; and

•

to provide that, while shares subject to an award that for any reason expires, is forfeited, is cancelled or becomes unexercisable will again be available for grant under the 2010 Plan, shares that for any other reason are not paid or delivered, such as shares withheld for taxes or to satisfy the exercise price of an option, will not be available for future grant.

We are seeking shareholder approval in order to amend the 2010 Plan to increase the total number of shares of the Company’s common stock available for issuance thereunder by 900,000 shares and to increase the number of shares available as full value awards by 450,000 shares.

As of March 25, 2011, 139,483 shares of common stock remained available for issuance under the 2010 Plan. As of that date, an additional 29,644 shares of common stock remained available for issuance under the Company’s other stock incentive plans.

Reasons for the Proposed Amendments

As described above, we are seeking shareholder approval of the amendment to increase the number of shares of common stock issuable pursuant to the 2010 Plan by 900,000 shares and to increase the number of full value awards by 450,000 shares. In determining the amount of the increase contemplated by the proposed amendments to the 2010 Plan, the Board of Directors has taken into consideration the fact that, as of March 25, 2011, there were approximately 26,986,385 shares of our common stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of outstanding shares of the Company, is the relevant number in determining the appropriate number of shares available under the 2010 Plan. Assuming shareholder approval of this increase, the total number of shares of our common stock available for issuance under the 2010 Plan will be 1,069,127 which represents approximately 3.96% of our common stock as calculated on a fully-diluted basis.

Unlike many other industries, banking is people-driven. The franchise value of a banking organization is determined not only by physical assets, but more importantly, by high-quality client relationships and exceptionally talented associates and leaders with vision and key business acumen. We believe our business model has been very successful over the last 11 years due to our focus on client relationships, and our ability to recruit and retain exceptionally talented individuals. As a result, the purposes of the increase in the total number of shares associated with the 2010 Plan is to: (i) attract talented and productive people to our Company, (ii) retain our high-quality leaders and associates, and (iii) provide appropriate incentives to improve long-term shareholder value.

Over the last three years, we have benefited from client and associate turmoil at local competitors. We anticipate this growth opportunity will continue in a few key markets over the next few years as well. In order to capitalize on significant strategic recruiting opportunities, we must provide long-term incentives that are competitive within the market for talented individuals.

Our Company has performed admirably compared to peers over the last 11 years. Our leaders and associates have tremendous experience and skills. They are well recognized in the industry for successfully navigating the challenging operating environment during that period and significantly enhancing shareholder value. We believe it is important for our Company to retain our highly talented people to ensure our Company continues to grow and prosper in the future as well.

The 2010 Plan provides incentive programs that are consistent with our goal of enhancing long-term shareholder value. We believe our Company is uniquely positioned within the banking industry to benefit from continued local market turmoil, organic growth opportunities, and acquisitions that add shareholder value. We believe it is important to have our team closely aligned with the interests of our shareholders and their long-term compensation should be aligned with shareholder interests. Appropriately, a significant portion of our senior leadership team’s compensation is stock-based compensation that focuses on the long-term performance of our Company. We expect this philosophical and cultural approach and our focus on long-term performance and growth to continue in the future.

As evidence of this growth opportunity, our Company has grown considerably over the last three years. We believe opportunities for future growth remain plentiful as well.

In May 2008, we acquired certain assets and assumed certain deposits and other liabilities of ANB Financial, N.A., a full service commercial bank headquartered in Bentonville, Arkansas. In August 2009, we acquired certain assets and assumed certain deposits and other liabilities of CapitalSouth Bank, a full service commercial bank headquartered in Birmingham, Alabama. In November 2009, we acquired certain assets and assumed certain deposits and other liabilities of Orion Bank, a full service commercial bank headquartered in Naples, Florida, and Century Bank, FSB, a full service federal thrift institution headquartered in Sarasota, Florida. In July 2010, we acquired certain assets and assumed certain deposits and other liabilities of Sterling Bank, a full service commercial bank headquartered in Lantana, Florida. Each of these transactions was assisted by the Federal Deposit Insurance Corporation (the “FDIC”) and was economically attractive to our Company and its shareholders.

On February 21, 2011, we entered into an agreement to acquire OMNI BANCSHARES, Inc. and its wholly owned, full service commercial bank subsidiary, OMNI BANK, based in Metairie, Louisiana. On March 10, 2011, we entered into an agreement to acquire Cameron Bancshares, Inc. and its wholly owned, full service commercial bank subsidiary, Cameron Bank, based in Lake Charles, Louisiana. Both acquisitions are expected to be completed in the second quarter of 2011.

As a result of these completed acquisitions, as well as other organic, or internal growth, in the last three years we have expanded and enlarged our operations, and the number of employees eligible to participate in our stock incentive plans has increased by approximately 200%. Upon consummation of our pending acquisitions, the number of eligible employees is expected to increase further. As of the record date, there were only 169,127 unreserved shares available for grant under our existing stock incentive plans. Due to our increased employee population, we believe this number is inadequate to address the anticipated needs of our rapidly growing Company.

Banking continues to be a “people” business. In today’s competitive banking environment, exceptional talent has become a critical component to the long-term growth prospects of our business; particularly after our recent and pending acquisitions and related recruiting opportunities. We believe that the 2010 Plan allows us to attract, retain and motivate executives and other key personnel instrumental in the continued long-term success of our expanded Company and our performance relative to peer institutions. We continue to believe we are a distinctly different organization with unparalleled talent and unique growth opportunities. Before making any awards, we carefully consider the related financial expense.

Certain of our key markets are currently experiencing significant client disruptions which afford strategic recruiting opportunities for which employment incentives are an important factor.

In addition to considering our expanded employee base and recruiting opportunities designed to expand further our client base, as well as our desire to continue to be able to provide meaningful equity-based incentives, our Compensation Committee and our Board of Directors also considered the following factors in adopting the amended 2010 Plan:

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The Committee and the Board recognize that the current management team and strategic hires require appropriate incentives to deliver earnings and balance sheet growth, the result of which has been a significant improvement in our stock price over the last 10 years, both in absolute terms and relative to various indices.

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Since our change in the strategic direction in 1999, our share price has dramatically outperformed our peers, increasing 438% between year-ends 1999 and December 31, 2010. Including the reinvestment of quarterly cash dividends, which we have paid each quarter, the total return to our shareholders was approximately 605% over this period. This equates to a 19% compounded annual return to our shareholders during this period. In comparison, during this period the average share price of our peer institutions decreased approximately 6%, and the average total return, including cash dividend reinvestment, of our peers was approximately 80%. This equates to less than 0.1% average compounded annual return to peer institution shareholders during this period.

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The outstanding long-term success of our share performance, long vesting period and low key leader turnover have resulted in relatively few outstanding stock options being exercised; most have been held for extended periods of time. As a result of these factors, we believe our perceived “overhang” of previous option grants is inflated, albeit for favorable reasons.

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Historically, many of our previous non-FDIC assisted acquisitions included significant cash consideration, as opposed to stock consideration, which further increased the overhang ratio. The acquisitions also require stock incentives to retain and incent key acquired associates.

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Since 1999, a significant portion of our earnings growth was internally driven, via strategic individual and team hires. The Board of Directors believes that it is imperative that we have the right people to continue to successfully execute our strategies and drive our future growth. The ability to grant equity compensation and to conduct opportunistic recruiting is critical components to this success.

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We continue to face a unique operating environment and recruiting opportunities. The favorable influence of the energy sector, limited construction and land development exposure, favorable local competitive dynamics, and internal turmoil at many of our large competitors have continued to provide unique expansion opportunities.

The Compensation Committee and our Board determined that the Company’s award levels and the proposed amendments to the 2010 Plan are appropriate and in the best interests of the Company and its shareholders based on operating results, financial condition, returns to shareholders and future performance.

If the 2010 Plan amendments receive shareholder approval, we will register with the SEC (on a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended) the additional shares of common stock that would be issuable under the 2010 Plan.

The terms of the 2010 Plan are summarized below, and the full text of the amended 2010 Plan reflecting the share increases presented to the shareholders for approval at the meeting is set forth as Exhibit A to this proxy statement.

Vote Required

Pursuant to NASDAQ rules and our Bylaws, the affirmative vote of a majority of the votes actually cast is required for approval of Proposal III.

Description of the 2010 Plan

General. Employees, consultants and directors of our Company and our affiliates may be granted awards, though only employees may receive stock options classified as “incentive stock options” (also known as “ISOs”). There are currently nine directors and approximately 300 employees eligible to receive awards under the 2010 Plan.

Currently a maximum of 500,000 shares of common stock may be made the subject of awards under the 2010 Plan. In addition, the maximum number of shares that currently may be issued as full value awards (i.e., awards, such as restricted stock awards, for which the recipient gets “full value” of the stock, rather than awards based on future appreciation in stock value, such as options) is 250,000 shares of common stock. All share limitations contained in the 2010 Plan will be adjusted in the event of certain changes in the capitalization of the Company. The closing sale price of a share of common stock as reported on the NASDAQ Global Select Market on March 25, 2011, was $57.85 per share.

If the proposed amendments to the 2010 Plan are approved by our shareholders, a maximum of 1,400,000 shares of common stock will be made the subject of awards under the 2010 Plan, and a maximum of 700,000 shares (or 50% of the total available shares) may be issued as full value awards under the 2010 Plan.

The 2010 Plan is administered by a committee of at least two directors (the “Committee”), each of whom is and will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee has authority, subject to the terms of the 2010 Plan, to determine when and to whom to make awards under the 2010 Plan, the type of award and the number of shares to be covered by the awards, the fair market value of shares, the terms of the awards, which include the exercise price of the shares of common stock covered by options, any applicable vesting provisions, and conditions under which awards may be terminated, expired, cancelled, renewed or replaced, and to construe and interpret the terms of the 2010 Plan and awards. Subject to applicable law, the Committee may delegate administrative functions to officers or other designated employees of the Company or its affiliates. The Committee currently is the Compensation Committee of the Board of Directors.

Options and SARs. Options granted under the 2010 Plan provide participants with the right to purchase shares at a predetermined exercise price. The Committee may grant ISOs and non-ISOs; provided, however, that ISO treatment is not available for options that become first exercisable in any calendar year for shares that have a value exceeding $100,000 (based upon the fair market value of the shares on the option grant date).

Share appreciation rights (“SARs”) generally permit participants to receive, upon exercise, cash or shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options or independently of them.

No participant may receive stock options and SARs with respect to more than 300,000 shares of common stock per calendar year.

Exercise Price for Options and SARs; No Repricings. The per share purchase price under each option or SAR granted is established by the Committee at the time the option or SAR is granted. However, the per share purchase price for non-ISOs and the exercise price of SARs may not be less than 100% of the fair market value (generally, the closing price reflected in trading on the NASDAQ Global Select Market, which is the Company’s principal trading market) of a share of common stock on the date the option or SAR is granted. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares subject to the award for participants who own more than 10% of the Company’s outstanding shares on the grant date. For ISOs granted to other participants, the exercise price may not be less than 100% of the fair market value of the underlying shares on the grant date. The 2010 Plan does not permit the repricing of options or SARs.

Exercise of Options and SARs. Each option granted pursuant to the 2010 Plan may be for such term as determined by the Committee; provided, however, that no option will be exercisable more than 10 years from the date it was granted (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares). To the extent exercisable in accordance with the agreement evidencing the grant, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, shares, cashless exercise through a broker or a net exercise exchange.

Subject to the terms of the agreement evidencing an option grant, the option may be exercised, to the extent the option was exercisable upon termination, during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, and during the 90-day period after the optionee’s termination of employment without cause (but in no case later than the termination date of the option). Forfeiture occurs on termination for cause. The agreement evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to the option upon a termination or change in status of the employment or service of the option holder. All SARs will be counted in full against the number of shares available for award under the 2010 Plan, regardless of the number of shares issued upon settlement of the SARs.

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Performance Units. Under the 2010 Plan, the Committee, in its discretion, may grant restricted shares that are forfeitable unless and until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares after certain vesting requirements are met, and may grant an aggregate of no more than 30,000 unrestricted shares as to which a participant’s interest is immediately vested. The Committee, in its discretion, may also grant performance units which must vest based on the attainment of performance goals with a minimum vesting period of one year, with incremental vesting of portions of the performance units over the one-year period permitted.

For restricted share and restricted share unit awards, the 2010 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interest in an award becomes vested. However, except for grants to directors, restricted shares and restricted share units must have a minimum three-year vesting period, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if vesting of the awards is based on attainment of performance goals a minimum vesting period of one year is allowed, with incremental vesting of portions of the awards over the one-year period permitted.

Unless otherwise provided in an award agreement, whenever shares are released pursuant to awards under the 2010 Plan, the recipient will be entitled also to receive additional shares that reflect any stock dividends that the Company’s common shareholders receive between the date of the award and issuance or release of the shares. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s common shareholders during the same period.

Performance-based Awards. Under the 2010 Plan, the Committee may, at the time of grant of restricted shares, restricted share units, and performance units, designate these awards as “Performance Compensation Awards” intended to be exempt from Code Section 162(m) limitations. In such case, Performance Compensation Awards will vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, a business unit or any affiliate. Performance Compensation Awards are payable in shares, cash, or some combination of the two; subject to an individual participant limit of $4 million per calendar year and 300,000 shares per performance period, subject to adjustment in the event of certain changes in capitalization of the Company. The Committee may decide the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the 2010 Plan requires that the Committee specify in writing the performance period to which a Performance Compensation Award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance-based measures and formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code Section 162(m).

Under the 2010 Plan, the possible performance-based measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measures; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of non-performing assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder returns; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance-based measures may vary from performance period to performance period and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding. As a condition for the issuance of shares pursuant to awards, the 2010 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the awards or the issuance of shares.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers of awards other than incentive stock options to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for a select group of management or other highly compensated employees.

Certain Corporate Transactions. The Committee will equitably adjust the number of shares covered by each outstanding award, all share limitations, and the number of shares that have been authorized for issuance under the 2010 Plan but as to which no awards have yet been granted or that have been returned to the 2010 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide, in substitution for any or all outstanding awards under the 2010 Plan, alternative consideration (including securities of any surviving entity) as the Committee may in good faith determine to be equitable under the circumstances, and the Committee may require in connection therewith the surrender of all awards so replaced. In any case, a substitution will not require the consent of any recipient of awards previously granted awards pursuant to the 2010 Plan. Notwithstanding the foregoing, the Committee may not cancel an outstanding option that is not in-the-money for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type.

Unless otherwise provided in an award agreement, awards will automatically vest (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control (as defined in the 2010 Plan, unless otherwise defined in the award agreement) of the Company. In addition, in the event or in anticipation of a Change in Control, the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any participant with respect to his or her outstanding awards (except to the extent an agreement evidencing an award provides otherwise), take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation; (ii) require that all outstanding options and SARs be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised options and SARs shall terminate; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards, or (iv) make other appropriate adjustments or modifications.

In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. If the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board of Directors to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of the 2010 Plan; Amendments or Termination. The Board of Directors has the power to terminate, amend, alter, suspend, or discontinue the 2010 Plan at any time. If the Board does not take action to earlier terminate the 2010 Plan, it will terminate on December 14, 2019. Certain amendments may require the approval of the Company’s shareholders. For example, NASDAQ rules require shareholder approval of certain material amendments, such as this Proposal III, and shareholder approval is required for any amendment that would permit repricing without shareholder approval. No amendment, suspension, or termination of the 2010 Plan will materially and adversely affect awards that previously had been granted without the written consent of the holders of those awards unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization. Notwithstanding the foregoing, the Committee may amend the 2010 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Federal Income Tax Consequences. The following is a general discussion of certain current U.S. federal income tax consequences relating to awards granted under the 2010 Plan. This discussion does not address all aspects of U.S. federal income taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of existing laws, regulations and rulings, which could be altered materially with enactment of any new tax legislation.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that participants recognize pursuant to awards (subject to the participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For participants, the expected U.S. tax consequences of awards are as follows:

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Non-ISOs. A participant will not recognize income at the time a non-ISO is granted. At the time a non-ISO is exercised, the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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ISOs. A participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

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Share Appreciation Rights. A participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize taxable compensation income in an amount equal to the value of any cash or shares that the participant receives.

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Restricted Shares, Restricted Share Units, Performance Units, Performance Awards, and Unrestricted Shares. In general, a participant will not recognize income at the time of grant of restricted shares, restricted share units, performance units or Performance Compensation Awards, unless the participant elects with respect to restricted shares to accelerate income taxation to the date of the award. In this event, a participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, a participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the participant receives. The same tax consequences apply to Performance Compensation Awards and Awards of unrestricted shares.

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Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, the participant may be subject to a 20% excise tax, and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances. The 2010 Plan is designed to permit Performance Compensation Awards that qualify as performance-based compensation for this purpose.

Burn Rate Commitment. In order to minimize the dilutive impact on existing shareholders of grants of equity-based awards, the Board of Directors has committed that, with respect to the 500,000 shares of common stock currently reserved for issuance under the 2010 Plan, the average burn rate of equity awards will not exceed a three-year average of 2.18% through the Company’s fiscal year ending December 31, 2012. The burn rate will be recalculated following the end of each fiscal year during this period. For the year ended December 31, 2010, the burn rate was 1.81%.

Under guidelines of RiskMetrics Group Governance Services, excessive burn rates are generally defined as the greater of a company’s three-year average burn rate which exceeds the mean plus one standard deviation of the company’s four-digit

Global Industry Classification Standard group’s three-year average burn rate; or the company’s three-year average burn rate exceeds a de minimis threshold of 2%. Burn rate is calculated as the adjusted total number of equity grants made in a given year divided by the weighted common shares outstanding. The adjusted total number of equity grants is equal to the sum of the number of shares of common stock subject to options and other equity-based awards granted during the year as adjusted to reflect “full value”.

New Plan Benefits. No stock options or other awards pursuant to the proposed amendments have been, or will be, granted under the 2010 Plan prior to approval of the amendments by the Company’s shareholders. The Committee has not yet determined what awards it will grant if the proposed amendments are approved.

PROPOSAL IV – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires us to seek advisory shareholder approval of the compensation of our named executive officers as disclosed under in this proxy statement. Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement, including “Compensation Discussion and Analysis”, compensation tables, and related narrative discussion.

A substantial percentage of our executives’ compensation is tied to financial and other Company performance that the Compensation Committee and the Board of Directors believe have created long-term shareholder value and positioned the Company for long-term success. As described more fully under “Compensation Discussion and Analysis”, a combination of base compensation, discretionary bonuses and long-term incentive awards enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the compensation awarded to our named executive officers under current arrangements fulfills these objectives.

Shareholders are urged to read the discussion under “Compensation Discussion and Analysis” in this proxy statement, which describes in detail how our compensation policies and procedures compliment our compensation philosophies. As described therein, our executives’ compensation is incentive based on and tied to Company performance. It should also be noted that we have managed the financial crisis better than our peers.

We navigated the recent financial crisis significantly better than our peers and much of the banking industry. Over the period of 2008 through 2010, we reported quarterly profits every quarter and never reduced our quarterly cash dividends to shareholders. We reported aggregate net income of $243 million and paid $76 million in cash dividends to shareholders over the three-year period. We were the first bank in the United States to redeem preferred stock associated with the Capital Purchase Program under the Troubled Asset Relief Program (TARP), and the second bank in the country to buy back the stock warrants. We successfully completed five FDIC-assisted acquisitions and sold $603 million in net proceeds of common stock within a 15-month period with little dilution to shareholders. While much of the banking industry struggled during this period, our asset quality measures and capital ratios are among the best in the industry. Our Company is well positioned for continued organic growth and favorable acquisition opportunities.

Although this advisory vote will be non-binding, the Compensation Committee and the Board of Directors will consider the voting results in connection with their ongoing evaluation of the Company’s executive compensation arrangements.

The Board of Directors recommends a vote FOR the approval of the advisory resolution set forth above.

PROPOSAL V – ADVISORY VOTE ON FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires us to submit a non-binding, advisory resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation should be held every year, every two years or every three years. In satisfaction of this requirement, shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders of the Company advise that an advisory resolution with respect to executive compensation should be presented every year, every two years or every three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you should mark your proxy for every year, every two years or every three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

The optimal frequency of the vote necessarily is based on a judgment about the relative benefits and burdens of each of the options. There are different views as to the best approach. The Compensation Committee and the Board of Directors recognize that there is a reasonable basis for each of the options.

Some believe that a less frequent vote would: (i) permit shareholders to focus on overall design issues rather than on the details of individual decisions, (ii) align with the goals of our compensation arrangements which are designed to reward performance that promotes long-term shareholder value, and (iii) avoid the burdens that annual votes would impose on shareholders required to evaluate the compensation programs of a large number of companies each year.

Others believe that an annual vote affords shareholders the opportunity to react promptly to emerging trends in compensation, provides feedback before those trends become pronounced over time, and gives the Compensation Committee and the Board of Directors an opportunity to evaluate individual compensation decisions each year in light of ongoing feedback from shareholders.

After careful consideration of this matter, the Compensation Committee and the Board of Directors believe that, initially, the Board should solicit an annual vote from our shareholders For that reason, the Board of Directors recommends a vote FOR an advisory vote on executive compensation EVERY YEAR.

Although this advisory vote will be non-binding, the Compensation Committee and the Board of Directors will consider the voting results when determining the frequency of the advisory vote on executive compensation.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next annual meeting of shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at our principal executive offices, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: George J. Becker III, Secretary, no later than December 10, 2011. With respect to the 2012 annual meeting, if we are not provided notice of a shareholder proposal by such date, it will not be included in our proxy statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in our proxy materials may be brought before an annual meeting pursuant to Article 9D of our Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to our Secretary, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of our capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the annual meeting of shareholders to be held in 2012, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, or March 7, 2012. With respect to the 2012 annual meeting, if we do not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

OTHER MATTERS

Management is not aware of any business to come before the meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting as to which proxies in the accompanying form confers discretionary authority, the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, IBERIABANK CORPORATION, 200 WEST CONGRESS STREET, 12TH FLOOR, LAFAYETTE, LOUISIANA 70501.

By Order of the Board of Directors

George J. Becker III

Secretary

Lafayette, Louisiana

April 8, 2011

Important Notice Regarding the Availability of Proxy Materials for the

2011 Annual Meeting of Shareholders to be held on May 6, 2011

This Notice and Proxy Statement, the Company’s 2010 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 are available electronically at http://www.iberiabank.com/pdf/proxy2011.pdf

Exhibit A

IBERIABANK Corporation AMENDED & RESTATED 2010 STOCK INCENTIVE PLAN

As amended and restated through April 5, 2011

1.	Establishment, Purpose, and Types of Awards.

IBERIABANK Corporation (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “IBERIABANK Corporation Amended & Restated 2010 Stock Incentive Plan” (the “Plan”), in order to provide incentives and awards to select employees, consultants, and directors of the Company and its Affiliates.

The Plan permits the granting of the following types of Awards, according to the Sections of the Plan listed here:

Section 6	Option Awards
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 9	Performance Units
Section 10	Performance Compensation Awards

The Plan is not intended to affect, and shall not affect, any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms.

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in the Appendix, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan.

(a) Maximum Number of Shares Issuable under the Plan. Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 1,400,000 Shares. The maximum number of Shares that the Company may issue as full value Awards under Sections 8, 9, and 10 is 700,000 Shares. Additional limitations on Share issuances are provided in Sections 5(c), 8(a), 8(b) and 10(b). For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

(b) Return of Shares to the Plan. Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, (i) SARs shall be accounted for under the Plan as provided in Section 7(d) and (ii) the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares issued pursuant to Awards, provided that any Shares that are issued under the Plan and forfeited back to the Plan shall be available for issuance pursuant to future ISO Awards.

4.	Administration.

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly-appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board has sole discretion, at any time, to appoint additional members to the Committee, to remove and replace members of the Committee for any reason, and to fill vacancies on the Committee however caused.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices, and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

(d) Delegation of Administrative Functions. Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(e) Deference to Committee Determinations. The Committee shall have the sole discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

(f) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility.

(a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such Participant is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

(c) Limits on Awards. During the term of the Plan, no Participant may receive Options and SARs that relate to more than 300,000 Shares per calendar year. The Committee will adjust this limitation pursuant to Section 13 below. Additional limitations applicable to Performance Compensation Awards are described in Section 10(b).

(d) Replacement Awards. Subject to Applicable Laws (including any associated shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an exercise price that is lower than the exercise price of the surrendered Option (as was determined under Section 6(d)) unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6.	Option Awards.

(a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(e)(ii) hereof, provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise of Option.

(i) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, provided that (i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) Terms and Conditions. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(iii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(iv) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(1) cash or check payable to the Company (in U.S. dollars);

(2) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) the certificates of which are duly endorsed for transfer to the Company or attestation of ownership and transfer to the Company is effected to the Company’s satisfaction;

(3) a cashless exercise program pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to (upon receipt of payment from the broker) deliver the certificates for or electronic evidence of ownership of the purchased Shares directly to such broker in order to complete the sale;

(4) if approved by the Committee, through a net exercise procedure whereby the Participant surrenders the Option in exchange for that number of Shares with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Option being surrendered and the aggregate Fair Market Value of the Shares subject to the Option;

(5) in such other manner as may be authorized from time to time by the Committee; or

(6) any combination of the foregoing methods of payment.

(v) Delivery of Shares. The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(e) Effect of Termination of Continuous Service.

(i) The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other Person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

(ii) The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(1) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, Disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(2) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(3) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(4) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within 30 days following termination of the Participant’s Continuous Service, the Option may be exercised at any time within one year following the date of the Participant’s death by the Participant’s estate or by a Person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(5) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(f) Reverse Vesting. The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

7.	Share Appreciation Rights (SARs).

(a) Grants. The Committee may in its discretion grant Share Appreciation Rights (SARs) to any Eligible Person, in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Optionholder, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code.

(ii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (1) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (2) a price related to consideration payable to the Company’s shareholders generally in connection with the event.

(b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option.

(c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Shares. All SARs shall be counted in full against the number of shares available for award under the Plan, regardless of the number of Shares issued upon settlement of the SARs.

(e) Payment.

(i) Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying –

(1) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(2) the number of Shares with respect to which the SAR has been exercised.

(ii) Notwithstanding Section 7(e)(i), an SAR granted independently of an Option:

(1) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one hundred percent (100%), of the amount determined pursuant to Section 7(e)(i), and

(2) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

(g) Effect of Termination of Continuous Service. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(e)(ii) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8.	Restricted Shares, Restricted Share Units, and Unrestricted Shares.

(a) Grants. The Committee has the discretion to grant Awards of Restricted Shares, Restricted Share Units, and Unrestricted Shares under this Section 8.

(i) The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested.

(ii) The Committee may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested.

(iii) The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.

(iv) The Committee may grant Awards hereunder for an aggregate of no more than 30,000 Shares (subject to adjustment under Section 13) in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture.

(i) Award Agreements for Restricted Shares and Restricted Share Units. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable.

(ii) Minimum Vesting Requirements. Except for grants to Directors, Restricted Shares and Restricted Share Units granted under this Section 8 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the Award over the three-year period permitted; provided, however, that if the vesting of the Award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the Award over the one-year period permitted.

(iii) Effect of Termination of Continuous Service. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her unvested Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Alternatively, the Company may reflect such ownership and restrictions in electronic format. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting. Whenever Shares are released to a Participant under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant shall receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion, if permitted by Section 409A of the Code, convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares.

9.	Performance Units.

Subject to the limitations set forth in Section 10(b), the Committee has discretion to grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. Performance Units must vest based upon the attainment of performance goals with a minimum vesting period of one year, with incremental vesting of portions of the Performance Units over the one-year period permitted.

10.	Performance Compensation Awards.

(a) Qualified Performance-Based Compensation.

(i) Subject to the limitations set forth in paragraph (b) hereof, the Committee may, at the time of grant of Restricted Shares, Restricted Share Units, or Performance Units, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Section 162(m) of the Code, in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(ii) With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Section 162(m) of the Code, a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (as each such term is defined in Section 10(c)).

(iii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period.

(iv) As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(b) Limitations on Awards. The maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 250,000 Shares, subject to adjustment under Section 13, and $4 million in cash, per calendar year.

(c) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of nonperforming assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Section 162(m) of the Code, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11.	Taxes.

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.

(c) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(d) Special Rules. In the case of (i) a Participant other than an Employee, (ii) an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations, (iii) a Participant who is an Executive Officer of the Company or a member of the Board, in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(e) Income Taxes. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.

12.	Non-Transferability of Awards.

(a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Merger, or Certain Other Transactions.

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, all Share limitations contained herein and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. Unless otherwise provided in an Award Agreement, Awards will automatically vest in full (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control of the Company. In addition, in the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) require that all outstanding Options and Share Appreciation Rights be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and Share Appreciation Rights shall terminate;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other later date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.	Modification of Awards and Substitution of Options or SARs.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards in compliance with Section 409A, to the extent applicable, or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the Participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger, or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options or SARs for options or stock appreciation rights under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an Option or SAR immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option or stock appreciation right does not give Persons additional benefits, including any extension of the exercise period.

(c) Limitations on Repricing. Except as permitted in Section 13(a) for a change in capitalization, Section 13(c) for a Change of Control, or Section 15(b) for a substitution of Options or SARs in connection with a corporate transaction involving the Company, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

16.	Term of Plan.

The Plan shall continue in effect for a term of ten years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.	Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan. Shareholder approval is required for any Plan amendment that would permit repricing without shareholder approval.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

20.	Effective Date.

This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s shareholders for approval, and if not approved by the shareholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

21.	Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Louisiana, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws and Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, and Shares) under this Plan shall be subject to all Applicable Laws. In the event that the Shares are not registered under the Securities Act, or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23.	No Shareholder Rights.

Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a Share certificate or other evidence of Share ownership to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate or other evidence of ownership is issued, except as otherwise specifically provided for in this Plan.

24.	No Employment Rights.

The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

25.	Deferral.

Payment of an Award may be deferred only if permitted in the Award Agreement. Any deferral arrangement shall comply with Section 409A of the Code.

IBERIABANK Corporation 2010 STOCK INCENTIVE PLAN

Appendix: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Performance Unit, and a Performance Compensation Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means, unless otherwise defined in an Award Agreement,

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this paragraph (a), of this definition the following acquisitions shall not constitute a Change in Control:

(i) any acquisition of securities directly from the Company,

(ii) any acquisition of securities by the Company,

(iii) any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(iv) any acquisition of securities by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under paragraph (c) of this definition; or

(b) Individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(c) consummation of a reorganization, merger ,or consolidation (including a merger, or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(i) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding common stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this subparagraph (c)(i) and paragraphs (c)(ii) and (c)(iii)shall include a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and

(ii) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25 percent or more of the combined voting power of the then outstanding voting securities of such corporation, and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. All references to specific Sections of the Code include the applicable regulations or guidance issued thereunder, as those may be amended from time to time.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means IBERIABANK Corporation, a Louisiana corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to

Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates, or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” or “Disability” refers to a condition under which a Participant –

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director, or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” has the meaning provided in Rule 3b-7 under the Exchange Act.

“Fair Market Value” means, as of any date (the “Determination Date”): (i) the closing price of a Share on the New York Stock Exchange, the NASDAQ Stock Market or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on a quotation system, (A) the mean between the reported high and low sale prices on the Determination Date during the regular daily trading session or, (B) if selling prices are not reported for the Determination Date, the mean between the closing representative bid and asked prices for the stock on the Determination Date as reported by such quotation system; or (iii) if such stock is not traded on the Exchange or quoted but is otherwise traded over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value as established in good faith by the Committee and in accordance with Section 409A of the Code.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under either of the following circumstances occurring on or after a Change in Control: (a) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (b) voluntary termination by the Participant within 60 days following (i) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (ii) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (iii) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization, or organizational entity.

“Plan” means this IBERIABANK Corporation 2010 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean the right to receive Shares granted pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Securities Act” means of the Securities Act of 1933, as amended.

“Share Appreciation Right” or “SAR” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded as unrestricted shares as described in Section 8 of the Plan.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS May 6, 2011

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 25, 2011, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Windsor Court Hotel (La Chinoiserie - 23rd Floor), 300 Gravier Street, New Orleans, Louisiana, on Friday, May 6, 2011, at 10:00 a.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

	For	Withhold	For All Except
1. Election of Directors	☐	☐	☐

Nominees for a three-year term expiring in 2014:

Harry V. Barton, Jr.            E. Stewart Shea III            David H. Welch

INSTRUCTION: To withhold authority to vote for any nominee, mark “For All Except” and write that nominee(‘s) name or number in the space provided below.

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.	☐	☐	☐
	For	Against	Abstain

3.   Approval of proposed amendments to the 2010 Stock Incentive Plan to increase shares available for issuance thereunder by 900,000 shares and increase shares available for issuance as full value awards by 450,000 shares.

	☐	☐	☐

	For	Against	Abstain
4. Approval of a non-binding advisory resolution to approve the compensation of named executive officers.	☐	☐	☐
Every Year	Every Two Years	Every Three Years	Abstain
5. Advisory vote on the frequency of the non-binding resolution to approve the compensation of named executive officers. ☐	☐	☐	☐

6. In their discretion, on other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4 listed above and recommends a vote for the “EVERY YEAR” option in proposal 5 listed above.

Mark here if you plan to attend the Annual Meeting.			☐

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿

IBERIABANK Corporation

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED FOR THE “EVERY YEAR” OPTION IN PROPOSAL 5. IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 6, 2011 is available electronically at http://www.iberiabank.com/pdf/proxy2011.pdf

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

REVOCABLE PROXY

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2011

10:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 25, 2011, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Windsor Court Hotel (La Chinoiserie - 23rd Floor), 300 Gravier Street, New Orleans, Louisiana, on Friday, May 6, 2011, at 10:00 a.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS, 1, 2, 3 AND 4 AND WILL BE VOTED FOR THE “EVERY YEAR” OPTION IN PROPOSAL 5. IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À	FOLD AND DETACH HERE	À

IBERIABANK Corporation – ANNUAL MEETING, MAY 6, 2011

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/pdf/proxy2011.pdf

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3802

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY IBERIABANK Corporation	Annual Meeting of Shareholders MAY 6, 2011

	For	Withhold	For All Except
1. Election of Directors	☐	☐	☐

Nominees for a three-year term expiring in 2014:

(01) Harry V. Barton, Jr.            (02) E. Stewart Shea III

(03) David H. Welch

INSTRUCTION: To withhold authority to vote for any nominee, mark “For All Except” and write that nominee’s name or number in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

	For	Against
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.	☐	☐	☐
	For	Against	Abstain

3.   Approval of proposed amendments to the 2010 Stock Incentive Plan to increase shares available for issuance thereunder by 900,000 shares and increase shares available for issuance as full value awards by 450,000 shares.

	☐	☐	☐
	For	Against	Abstain
4. Approval of a non-binding advisory resolution to approve the compensation of named executive officers.	☐	☐	☐
Every Year	Every Two Years	Every Three Years	Abstain
5. Advisory vote on the frequency of the non-binding resolution to approve the compensation of named executive officers. ☐	☐	☐	☐

6. In their discretion, on other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4 listed above and recommends a vote for the “EVERY YEAR” option in proposal 5 listed above.

Mark here if you plan to attend the Annual Meeting.			☐

Mark here for address change and note change below.			☐

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, May 6, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 6, 2011. 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, May 6, 2011 go to: https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.iberiabank.com/pdf/proxy2011.pdf

Your vote is important!

REVOCABLE PROXY

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2011

10:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 25, 2011, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Windsor Court Hotel (La Chinoiserie - 23rd Floor), 300 Gravier Street, New Orleans, Louisiana, on Friday, May 6, 2011, at 10:00 a.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS, 1, 2, 3 AND 4 AND WILL BE VOTED FOR THE “EVERY YEAR” OPTION IN PROPOSAL 5. IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

401(K)

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À	FOLD AND DETACH HERE	À

IBERIABANK Corporation – ANNUAL MEETING, MAY 6, 2011

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/pdf/proxy2011.pdf

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3802/7428

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY IBERIABANK Corporation	Annual Meeting of Shareholders MAY 6, 2011

	For	Withhold	For All Except
1. Election of Directors	☐	☐	☐

Nominees for a three-year term expiring in 2013:

(01) Harry V. Barton, Jr.            (02) E. Stewart Shea III

(03) David H. Welch

INSTRUCTION: To withhold authority to vote for any nominee, mark “For All Except” and write that nominee’s name or number in the space provided below.

401(K)

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.	☐	☐	☐
	For	Against	Abstain

3.   Approval of proposed amendments to the 2010 Stock Incentive Plan to increase shares available for issuance thereunder by 900,000 shares and increase shares available for issuance as full value awards by 450,000 shares.

	☐	☐	☐
	For	Against	Abstain
4. Approval on a non-binding advisory resolution to approve the compensation of named executive officers.	☐	☐	☐
Every Year	Every Two Years	Every Three Years	Abstain
5. Advisory vote on the frequency of the non-binding resolution to approve the compensation of named executive officers. ☐	☐	☐	☐

6. In their discretion, on other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4 listed above and recommends a vote for the “EVERY YEAR” option in proposal 5 listed above.

Mark here if you plan to attend the Annual Meeting.			☐

Mark here for address change and note change below.			☐

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN ONLY BUT ONLY ONE HOLDER NEED SIGN.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, May 6, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 6, 2011. 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, May 6, 2011 go to: https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.iberiabank.com/pdf/proxy2011.pdf

Your vote is important!

REVOCABLE PROXY

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2011

10:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 25, 2011, hereby appoint(s) William H. Fenstermaker and George J. Becker III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Windsor Court Hotel (La Chinoiserie - 23rd Floor), 300 Gravier Street, New Orleans, Louisiana, on Friday, May 6, 2011, at 10:00 a.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS, 1, 2, 3 AND 4 AND WILL BE VOTED FOR THE “EVERY YEAR” OPTION IN PROPOSAL 5. IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

MRRP

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À	FOLD AND DETACH HERE	À

IBERIABANK Corporation – ANNUAL MEETING, MAY 6, 2011

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/pdf/proxy2011.pdf

You can vote in one of three ways:

1.	Call toll free 1-866-289-1750 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ibkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3802/7429

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY IBERIABANK Corporation	Annual Meeting of Shareholders MAY 6, 2011

	For	Withhold	For All Except
1. Election of Directors	☐	☐	☐

Nominees for a three-year term expiring in 2014:

(01) Harry V. Barton, Jr.             (02) E. Stewart Shea III

(03) David H. Welch

INSTRUCTION: To withhold authority to vote for any nominee, mark “For All Except” and write that nominee’s name or number in the space provided below.

MRRP

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.	☐	☐	☐
	For	Against	Abstain

3.   Approval of proposed amendments to the 2010 Stock Incentive Plan to increase shares available for issuance thereunder by 900,000 shares and increase shares available for issuance as full value awards by 450,000 shares.

	☐	☐	☐
	For	Against	Abstain
4. Approval of a non-binding advisory resolution to approve the compensation of named executive officers.	☐	☐	☐
Every Year	Every Two Years	Every Three Years	Abstain
5. Advisory vote on the frequency of the non-binding resolution to approve the compensation of named executive officers. ☐	☐	☐	☐
6. In their discretion, on other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4 listed above and recommends a vote for the “EVERY YEAR” option in proposal 5 listed above.

Mark here if you plan to attend the Annual Meeting.			☐

Mark here for address change and note change below.			☐

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, May 6, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 6, 2011. 1-866-289-1750	Vote by Internet anytime prior to 3:00 a.m., Eastern Time, May 6, 2011 go to: https://www.proxyvotenow.com/ibkc

Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.iberiabank.com/pdf/proxy2011.pdf

Your vote is important!